UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )
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CBIZ, INC.

(Name of Registrant as Specified In Its Charter)

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CBIZ, INC.
6050 Oak Tree Boulevard South, Suite 500
Cleveland, OH 44131

April 8, 2011

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of CBIZ, Inc., which will be held on Thursday, May 12, 2011, at 11:00 a.m. EDT, at Park Center Plaza II located at 6150 Oak Tree Boulevard South, Lower Level, Cleveland, Ohio 44131.

The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

We appreciate your confidence in CBIZ, Inc. and look forward to the chance to visit with you at the meeting.

Very truly yours,

CBIZ, INC.

Steven L. Gerard, Chairman of the Board

CBIZ, INC.
6050 Oak Tree Boulevard South, Suite 500
Cleveland, Ohio 44131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2011

TO THE STOCKHOLDERS OF CBIZ, INC.:

The Annual Meeting of Stockholders of CBIZ, Inc. will be held on May 12, 2011, at 11:00 a.m. EDT, at Park Center Plaza II located at 6150 Oak Tree Boulevard South, Lower Level, Cleveland, Ohio 44131, for the following purposes:

1. To elect three of a class of three Directors, who are named in the Proxy Statement, to the Board of Directors of CBIZ, Inc. with terms expiring at the Annual Meeting in 2014;

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm;

3. To conduct an advisory vote on executive compensation;

4. To conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5. To approve the amendment and restatement of the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan;

6. To approve the amendment and restatement of the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan;

7. To amend the Company’s Amended and Restated Certificate of Incorporation to authorize up to 5,000,000 shares of preferred stock with a par value of $1.00 per share and make conforming changes thereto; and

8. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record on March 25, 2011 will be entitled to vote at the meeting. This notice and proxy statement, a proxy and voting instruction card, and the 2010 Annual Report are being distributed on or about April 8, 2011.

You are cordially invited to attend the Annual Meeting. Your vote is important. Whether or not you expect to attend in person, you are urged to sign, date and mail the enclosed proxy card as soon as possible so that your shares may be represented and voted. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

By Order of the Board of Directors,

Michael W. Gleespen, Corporate Secretary

Cleveland, Ohio
April 8, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2011:

The proxy statement and annual report to security holders are available at www.envisionreports.com/cbiz.

PLEASE SIGN AND DATE THE ENCLOSED PROXY
AND RETURN IT IN THE ACCOMPANYING ENVELOPE,
OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE

CBIZ, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation by the Board of Directors of CBIZ, Inc. (“CBIZ” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 12, 2011, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The mailing of this proxy statement and accompanying form of proxy to stockholders will commence on or about April 8, 2011.

VOTING RIGHTS AND SOLICITATION

Shares represented by properly executed proxies received on behalf of CBIZ will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in a proxy returned to CBIZ, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed proxy, in favor of ratification of KPMG LLP as CBIZ’s independent registered public accounting firm, in favor of the executive compensation practices of the Company as disclosed in this proxy statement, in favor of an annual advisory vote on executive compensation, in favor of the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan, in favor of the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, and in favor of the amendment of the Company’s Amended and Restated Certificate of Incorporation. Any proxy may be revoked by the person giving it at any time prior to being voted at the meeting, by submitting a subsequently signed and dated proxy in person, by mail, or otherwise voting via the Internet or by telephone.

Directors Rick L. Burdick and Benaree Pratt Wiley are designated as proxy holders in the proxy card. If no instructions are specified in a proxy returned to CBIZ, they will vote for the election as directors of Joseph S. DiMartino, Richard C. Rochon, and Donald V. Weir, who have been nominated by the Board of Directors. They also will vote for the ratification of KPMG LLP as CBIZ’s independent registered public accounting firm, in favor of the executive compensation practices of the Company as disclosed in this proxy statement, in favor of an annual advisory vote on executive compensation, in favor of the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan, in favor of the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, and in favor of amendment of the Company’s Amended and Restated Certificate of Incorporation. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters to be presented at the meeting.

The Board of Directors established March 25, 2011 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, CBIZ had 50,102,427 shares of voting common stock issued and outstanding. The common stock is the only class of capital stock CBIZ has outstanding. Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented.

The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business. Broker non-votes occur when a nominee holding shares of the Company’s common stock for a beneficial owner returns a properly executed proxy but has not received voting instructions from the beneficial owner and such nominee does not possess or chooses not to exercise discretionary authority with respect to such shares. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on proposals, such as the election of directors, proposals regarding the advisory vote on executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation, the approval of the CBIZ 2002 Amended and Restated Stock Incentive Plan, the approval of the CBIZ 2007 Amended and Restated Employee Stock Purchase Plan, and the amendment to CBIZ’s Amended and Restated Certificate of Incorporation, although they may vote their clients’ shares on proposals such as the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

The proposals regarding ratification of the selection of the Company’s independent registered accounting firm, the advisory vote on executive compensation, the approval of the CBIZ 2007 Amended and Restated Employee Stock Purchase Plan and each of the director nominees require the affirmative vote of a majority of the votes present and entitled to vote on the matter. In determining whether each proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the vote for these matters.

The affirmative vote of a majority of the votes present and entitled to vote on the matter is required to approve the advisory vote on the frequency of future advisory votes on executive compensation. Because stockholders are given the option to vote on a number of choices, it is possible that no single choice will receive a majority vote. If no single choice receives a majority vote, the frequency receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by the stockholders. However, because this vote is non-binding, the Board of Directors may determine the frequency of future advisory votes on executive compensation in its discretion. The Board of Directors intends to carefully consider the voting results on this proposal in making its determination. Abstentions on this proposal have the same effect as a vote against each of the voting options and broker non-votes will have no effect on the vote.

Under CBIZ’s Amended and Restated Bylaws, the affirmative vote of a majority of the votes present and entitled to vote on the matter is required to approve the CBIZ 2002 Amended and Restated Stock Incentive Plan. For purposes of CBIZ’s Amended and Restated Bylaws, abstentions will be counted and have the same effect as a vote against the proposal and broker non-votes will have no effect. Under the listing requirements of the New York Stock Exchange (the “NYSE”), approval of a majority of votes cast on this proposal is required, provided that the total votes cast on this proposal represent over fifty percent (50%) of all the shares entitled to vote on the proposal. For purposes of approval under NYSE rules, abstentions will have the same effect as a vote against the proposal and broker non-votes could impair CBIZ’s ability to satisfy the requirements that the votes cast represent over fifty percent (50%) of the shares entitled to vote on the proposal. Approval of the material terms of the plan is also required by Section 162(m) of the Internal Revenue Code. Approval for purposes of Section 162(m) of the Internal Revenue Code will be received if this proposal is approved pursuant to the bylaw or NYSE standard disclosed above.

The proposal regarding the Amendment to CBIZ’s Amended and Restated Certificate of Incorporation requires an affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

ELECTION OF DIRECTORS
Proposal No. 1 (Item 1 on Proxy Card)

CBIZ’s Certificate of Incorporation divides the Board of Directors into three classes of directors, with one class to be elected for a three-year term at each annual meeting of stockholders. The Board of Directors currently consists of eight members, with three members’ terms expiring at this Annual Meeting. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2014, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of another person as may be nominated by the Board of Directors.

The Board, upon nomination by the Nominating and Governance Committee, recommends a vote “FOR” approval of the Directors Standing for Election listed below.

Directors Standing for Election

			Expiration of
		Director	Proposed
Name	Age	Since	Term

Joseph S. DiMartino	67	1997	2014
Richard C. Rochon	53	1996	2014
Donald V. Weir	69	2003	2014

Directors Whose Terms Continue

		Director	Expiration of
Name	Age	Since	Current Term

Rick L. Burdick	59	1997	2013
Michael H. DeGroote	50	2006	2012
Steven L. Gerard	65	2000	2013
Todd J. Slotkin	58	2003	2012
Benaree Pratt Wiley	64	2008	2013

Director Qualifications and Experience

The Nominating and Governance Committee’s process for identifying and evaluating candidates to be nominated as directors consists of reviewing with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition; conducting candidate searches and inquiries; recommending to the Board qualified candidates for the Board who bring the background, knowledge, experience, skill sets, diversity and expertise that would strengthen the Board; and selecting appropriate candidates for nomination. A full description of the standards and processes used by the Nominating and Governance Committee in evaluating nominees and directors is set out below in the section entitled “Committees of the Board of Directors”, p. 24, and in the Charter of the Nominating and Governance Committee.

Set forth below is biographical information for the individuals nominated to serve as directors and each person whose term of office as a director will continue after the Annual Meeting. In addition, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director of the Company. It would not be possible to detail all experience, qualifications, attributes or skills possessed by each Director. Rather, the Company has attempted to set out those unique and important professional characteristics that each particular person brings to the Board.

Nominees For Directors

Joseph S. DiMartino has served as a Director of CBIZ since November 1997, when he was elected as an independent director. Mr. DiMartino has been Chairman of the Board of the Dreyfus Family of Funds since January

1995. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994 and also served as a director of Mellon Bank Corporation. Mr. DiMartino formerly served on the Boards of SunAir Services, Inc., LEVCOR International, Inc., The Newark Group and the Muscular Dystrophy Association within the last five years.

Mr. DiMartino’s service as a chairman, director and president of several significant public and NYSE-listed companies provides CBIZ with a wealth of strategic and operating experience. The Company regularly draws on his leadership skills and experience in his role as the Chairman of the Compensation Committee. His knowledge of the capital markets is extremely valuable in the structuring of the Company’s sources of credit.

Richard C. Rochon has served as a Director of CBIZ since October 1996, when he was elected as an independent director. Mr. Rochon is Chairman and Chief Executive Officer of Royal Palm Capital Management, a private investment and management firm that he founded in March 2002. From 1985 to February 2002, Mr. Rochon served in various capacities with Huizenga Holdings, Inc., a management and holding company owned by H. Wayne Huizenga, where he last served as President. Mr. Rochon has also served as a director of Devcon International, a provider of electronic security services, from July 2004 until September 2009. Additionally, Mr. Rochon has been a director of SunAir Services, Inc., a provider of pest-control and lawn care services from February 2005 until December 2009. Mr. Rochon was also a director of Bancshares of Florida, a full-service commercial bank from 2002 through February 2007. Mr. Rochon was Chairman and CEO of Coconut Palm Acquisition Corp. (“CPAC”) from September 2005 through June 2007, when CPAC merged with Equity Broadcasting Corporation to become Equity Media Holdings Corp (“EMHC”). EMHC filed a petition under the federal bankruptcy laws in December of 2008. Mr. Rochon was also employed as a certified public accountant by the public accounting firm of Coopers and Lybrand from 1979 to 1985. Mr. Rochon received his B.S. in accounting from Binghamton University in 1979 and Certified Public Accounting designation in 1981.

As the co-founder of a private investment and management firm, an officer in various management and holding companies having overseen investments in notable public companies, and with his qualification as a financial expert with a background in accountancy, Mr. Rochon provides critical insight into the proper conduct of the Company’s Audit and Compensation Committees. His broad experience in reporting and Sarbanes-Oxley requirements has helped the Company set its corporate governance priorities and reach its corporate governance related goals.

Donald V. Weir has served as a Director of CBIZ since September 2003, when he was elected as an independent director. Mr. Weir is Vice President of Private Equity for Sanders Morris Harris Group Inc. (“SMHG”) and has been with SMHG for the past eleven years. Prior to this Mr. Weir was CFO and director of publicly-held Deeptech International and two of its subsidiaries, Tatham Offshore and Leviathan Gas Pipeline Company, both of which were publicly-held companies. Prior to his employment with Deeptech, Mr. Weir worked for eight years with Sugar Bowl Gas Corporation, as Controller and Treasurer and later in a consulting capacity. Mr. Weir was associated with Price Waterhouse, an international accounting firm, from 1966 to 1979.

As a director, chief financial officer, treasurer and controller of various public and privately-held companies, Mr. Weir has the depth of knowledge and experience needed to serve as a director of a public company with such diverse holdings and operations of CBIZ, Inc. His financial and accounting expertise, as well as his strategic and operational experience, properly qualifies him to act as the Chairman of the Company’s Audit Committee.

Continuing Directors

Rick L. Burdick has served as a Director of CBIZ since October 1997, when he was elected as an independent director. On May 17, 2007, Mr. Burdick was elected by the Board to be its Lead Director, a non-officer position. Previously, in October 2002, he was elected by the Board as Vice Chairman, a non-officer position. Mr. Burdick has been a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP since April 1988. Mr. Burdick serves on the Board of Directors of AutoNation, Inc.

In his firm management role at Akin Gump, Mr. Burdick has gained extensive knowledge regarding the strategic operation of a national professional services organization. He has broad transactional experience as both a director and legal representative of large public and multinational companies, and maintains a complex practice involving regulatory and financial reporting issues.

Michael H. DeGroote, son of CBIZ founder Michael G. DeGroote, was appointed a Director of CBIZ in November, 2006. Mr. DeGroote currently serves as President of Westbury International, a full-service real estate development company, specializing in commercial/industrial land, residential development and property management. Prior to joining Westbury International, Mr. DeGroote was Vice President of MGD Holdings and previously held a management position with Cooper Corporation. Mr. DeGroote serves on the Board of Governors of McMaster University in Hamilton, Ontario.

As the President of a full-service real estate development company specializing in commercial/industrial land, residential development and property management, Mr. DeGroote reflects the entrepreneurial background of most of CBIZ’s acquisitions. His association with the largest single stockholder of Company stock fosters a consistent focus on attaining and improving stockholder value.

Steven L. Gerard was elected by the Board to serve as its Chairman in October, 2002. He was appointed Chief Executive Officer and Director in October, 2000. Mr. Gerard was Chairman and CEO of Great Point Capital, Inc., a provider of operational and advisory services from 1997 to October 2000. From 1991 to 1997, he was Chairman and CEO of Triangle Wire & Cable, Inc. and its successor Ocean View Capital, Inc. Mr. Gerard’s prior experience includes 16 years with Citibank, N.A. in various senior corporate finance and banking positions. Further, Mr. Gerard served seven years with the American Stock Exchange, where he last served as Vice President of the Securities Division. Mr. Gerard also serves on the Boards of Directors of Lennar Corporation and Joy Global, Inc.

Mr. Gerard has significant board-level experience with five other public companies, including three NYSE-listed entities, in addition to his current membership on the boards of Lennar Corporation and Joy Global, Inc. He has served on the audit and compensation committees of several of these public companies, and has been recognized as a “financial expert” by at least one. Mr. Gerard has broad experience in operations, finance, banking, risk assessment and regulation, and has served as the chief executive officer of several companies.

Todd J. Slotkin has served as a Director of CBIZ since September 2003, when he was elected as an independent director. In 2011, Mr. Slotkin became the lead independent director of Apollo Senior Floating Rate Fund, Inc. Between 2008 and 2010, Mr. Slotkin was a Senior Managing Director of Irving Place Capital. From 2006 to 2007, Mr. Slotkin served as a Managing Director of Natixis Capital Markets. From 1992 to 2006, Mr. Slotkin served as a SVP (1992-1998) and EVP and Chief Financial Officer (1998-2006) of MacAndrews & Forbes Holdings Inc. Additionally, he was the EVP and CFO of publicly owned M&F Worldwide (1998-2006). Prior to 1992, Mr. Slotkin spent 17 years with Citigroup, ultimately serving as Senior Managing Director and Senior Credit Officer. Mr. Slotkin serves on the Board of Martha Stewart Living Omnimedia. He is Chairman, Director and co-founder of the Food Allergy Initiative. Mr. Slotkin formerly served on the Board of Managers of AlliedBarton and the Board of Directors of TransTech Pharma within the last five years.

Mr. Slotkin’s considerable experience in both public and privately-held companies as a director, audit and compensation committee member, audit committee financial expert, and chief financial officer is an important asset that assists the Company in addressing a broad range of regulatory and operational issues. His history with public banks and public and private companies makes him uniquely qualified to render advice on the Company’s capital, strategic and transactional matters.

Benaree Pratt Wiley was appointed as an independent Director of CBIZ in May 2008. Ms. Wiley is a Principal of The Wiley Group, a firm specializing in personnel strategy, talent management, and leadership development primarily for global insurance and consulting firms. Ms. Wiley served as the President and Chief Executive Officer of The Partnership, Inc., a talent management organization for multicultural professionals in the greater Boston region for fifteen years before retiring in 2005. Ms. Wiley is currently a director on the boards of the Dreyfus Family of Funds and Blue Cross and Blue Shield of Massachusetts. Ms. Wiley also chairs the PepsiCo African American Advisory Board. Her civic activities include serving on the boards of The Boston Foundation, the Efficacy Institute and Howard University.

Ms. Wiley is a driving force in the advancement of leadership diversity. Under her leadership as president and chief executive officer, The Partnership, Inc. strengthened the capacity of greater Boston to attract, retain, and develop talented professionals of color and helped more than 1,300 African Americans integrate into the corporate community. This tenure is chronicled in a Harvard Business School case study on transformational non-profit leadership — Bennie Wiley and The Partnership, Inc. Ms. Wiley has served as both a member and chair of audit and nominating committees of the boards on which she has served.

RATIFICATION OF AUDIT COMMITTEE SELECTION OF AUDITOR
Proposal No. 2 (Item 2 on Proxy Card)

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and the Board has directed that management submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been the Company’s independent registered public accounting firm since fiscal 1997. Information on fees paid to KPMG LLP during the Company’s 2009 and 2010 fiscal years can be found after the Audit Committee Report below.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor any other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of what it believes to be good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The approval of this proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the matter. Abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal. If the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 is not ratified, the Audit Committee will reconsider the appointment, as discussed above.

The Board recommends a vote “FOR” the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 3 (Item 3 on Proxy Card)

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Pursuant to the Dodd-Frank Act and resulting Securities and Exchange Commission (“SEC”) rules, public companies are required to conduct a non-binding advisory vote on their executive compensation, as disclosed in applicable filings with the SEC. Accordingly, the Company is providing its shareholders with the opportunity to cast a non-binding advisory vote on the compensation of its named executive officers, as disclosed in this proxy statement.

CBIZ believes its executive compensation and compensation policies and practices are focused on pay-for-performance principles, are strongly aligned with the interests of the Company’s long-term shareholders, help incentivize the Company’s named executive officers, and are reasonable in comparison to the compensation practices of the Company’s competitors and other companies of similar size and complexity. The Company also believes that its executive compensation policies and practices help the Company maintain its ability to attract and retain superior employees in key positions and ensure that compensation provided to those employees remains competitive relative to the compensation paid to similarly situated executives at peer companies. CBIZ’s executive compensation policies are designed to ensure that total compensation reflects an individual’s performance and potential. The performance of the Company’s named executive officers is generally measured in accordance with an individual’s goals and objectives as well as their contribution to CBIZ’s corporate goals and initiatives. Such factors as teamwork, new service or product innovation, initiative, mentoring and personal development strongly influence a non-quantitative component of compensation awards at CBIZ. The Company believes that its compensation policies and programs and fiscal 2010 compensation decisions, as each is described in this proxy statement, appropriately reward the Company’s named executive officers for the Company’s performance and for their individual performance. You are strongly encouraged to read the full details of our compensation policies and programs under “Executive Compensation” below.

Accordingly, the Company recommends that its stockholders vote “For” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative executive compensation disclosure contained in this proxy statement.”

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee, nor will it overrule any prior decision or require the Board or Compensation Committee to take any action. However, the Board and the Compensation Committee will review the voting results and may consider the outcome of the vote when making future decisions about executive compensation programs.

The Board recommends a vote “FOR” the compensation of the Company’s named executive officers.

ADVISORY VOTE REGARDING FREQUENCY OF
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 4 (Item 4 on Proxy Card)

Pursuant to the Dodd-Frank Act and the resulting SEC rules, public companies are required to conduct a non-binding advisory vote every six years regarding whether a company should conduct a non-binding advisory vote on executive compensation every year, every two years, or every three years. Alternatively, a stockholder may abstain from voting on the proposal. Accordingly, the Company is providing its shareholders with the opportunity at the 2011 annual meeting to cast a non-binding advisory vote regarding the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

The Board of Directors, the Compensation Committee and the Nominating and Governance Committee believe that as a matter of good corporate governance it is appropriate to provide stockholders with an advisory vote on named executive officer compensation on an annual basis. The Board and Committee believe that an annual vote will maximize stockholders communication by providing stockholders with the opportunity to express their approval or disapproval of executive compensation in a timely manner.

Because this proposal is advisory, it will not be binding on the Company, and the Board of Directors and the Nominating and Governance Committee may decide to hold an advisory vote on executive compensation more or less frequently than the option selected by the Company’s stockholders. However, the Board of Directors values the Company’s stockholders’ opinions, and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Please note that although the Board of Directors is making a recommendation with respect to this proposal, you are only being asked to vote on the choices specified above and not whether you agree or disagree with the Board’s recommendation.

The Board recommends a vote “FOR” an ANNUAL advisory vote on the compensation of the Company’s named executive officers.

APPROVAL OF CBIZ, INC. 2002 AMENDED AND RESTATED STOCK INCENTIVE PLAN
Proposal No. 5 (Item 5 on Proxy Card)

The Company is asking our stockholders to approve the amendment and restatement of the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was originally approved by stockholders at the annual meeting in May 2002, with a total of 15,000,000 shares of CBIZ common stock authorized for issuance thereunder. The amendment and restatement of the Stock Incentive Plan will maintain the same number of shares of common stock authorized for issuance under the Stock Incentive Plan, and will merely extend the current life of the plan for an additional ten (10) years. As of March 25, 2011, the record date for the Annual Stockholders’ Meeting, there have been 2,956,538 shares of common stock issued and retained by participants under the Stock Incentive Plan. There are 5,878,332 remaining shares available to grant under the Stock Incentive Plan. Approval of this ballot issue merely provides the Company with an additional ten years in which it may grant the remaining number of equity awards previously authorized by the stockholders in 2002.

The amendment and restatement of the Stock Incentive Plan also expands the business criteria on which performance goals may be based for performance-based incentive awards. Approval of the material terms of the performance goals set forth in the amendment and restatement should allow certain awards made under the Stock Incentive Plan to qualify as tax-deductible performance-based compensation under section 162(m) of the Internal Revenue Code (the “Code”). Finally, the amendment and restatement makes additional changes to the Stock Incentive Plan to reflect recent changes to the Code and recent accounting pronouncements that could apply to awards under the Stock Incentive Plan.

In general, section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation exceeding $1 million per year per person to its principal executive officer, principal financial officer, and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Code section 162(m). One of the conditions is that the stockholders must approve the material terms of the performance goals. For purposes of Code section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the Stock Incentive Plan, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Stock Incentive Plan is discussed below.

Summary of the Stock Incentive Plan as Amended and Restated

The material features of the Stock Incentive Plan, as amended and restated, are summarized below. This summary is qualified by reference to the full text of the Stock Incentive Plan (Amended and Restated as of May 12, 2011) attached as Appendix A to this proxy statement.

Available Shares

Subject to adjustments for stock splits, stock dividends, or other changes in corporate capitalization, the amendment and restatement of the Stock Incentive Plan will provide that the maximum number of shares of common stock that may be delivered to participants under the Stock Incentive Plan is 15,000,000. No participant under the Stock Incentive Plan may be granted stock options, stock appreciation rights, or other stock-based awards (other than dividend equivalents) covering in excess of 1,000,000 shares of common stock in a fiscal year. Shares subject to an award under the Stock Incentive Plan may be either authorized but unissued shares or treasury shares. If any award is forfeited, or terminates, expires or lapses without being exercised, or is cashed out, or if an award is exercised for, or is settled with, cash, any shares of common stock subject to such awards will again be available for distribution in connection with awards under the Stock Incentive Plan. No new shares are being requested as part of this ballot issue. If the Stock Incentive Plan is approved, no more than 3,200,000 of the remaining 5,878,332 available shares can be granted in the form of any award other than Stock Options and Stock Appreciation Rights.

The market value of the Company’s common stock as reported on the New York Stock Exchange as of March 1, 2011, was $7.01 per share.

Administration

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently comprised of Donald V. Weir, Richard C. Rochon, Todd J. Slotkin, and Benaree Pratt Wiley, each of whom is a “non-employee director” for purposes of Rule 16b-3 under section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” for purposes of section 162(m) of the Code. The Stock Incentive Plan authorizes the Compensation Committee to approve the selection of participants, to determine the type of awards to be made to participants, the number of shares of CBIZ common stock subject to awards, and the terms and conditions of any awards, and to interpret the Stock Incentive Plan and establish rules and regulations relating to the Stock Incentive Plan. The Stock Incentive Plan authorizes the Compensation Committee to correct any defects, supply any omission or reconcile any inconsistency in the Stock Incentive Plan or in any award in the manner and to the extent the Compensation Committee deems desirable to carry it into effect.

Eligibility

Employees, officers, directors and consultants of, and individuals who have accepted an offer of employment with the Company or its subsidiaries or affiliates are eligible to receive grants of awards under the Stock Incentive Plan. Only employees of the Company or its subsidiaries may be granted incentive stock options.

Awards

Awards under the Stock Incentive Plan may consist of stock options, stock appreciation rights, stock or cash-based performance awards, or other stock-based awards.

Stock Options

Stock options, which may be “incentive stock options” (or “ISOs”) within the meaning of section 422 of the Code or nonqualified stock options, as designated by the Compensation Committee and specified in the option agreement setting forth the terms and provisions of the options, may be granted alone or in addition to other awards granted under the Stock Incentive Plan.

Exercise Price.  The exercise price per share of the Company’s common stock purchasable under a stock option will not be less than the greater of the par value or the fair market value of a share of common stock on the date of grant. The exercise price of an ISO granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its subsidiaries, or a “10% stockholder”, will not be less than 110% of the fair market value per share of CBIZ common stock on the date of grant.

Option Term.  The Compensation Committee will determine the term of each stock option, but no stock option of any kind may be exercisable more than six years after the date of grant. However, the term of any ISO granted to a 10% stockholder will not exceed five years from the date of grant.

Vesting.  An option will vest and become exercisable at a rate determined by the Compensation Committee on the date of grant. With respect to any stock option subject to delayed vesting, the Compensation Committee may at any time waive any installment exercise provisions or otherwise accelerate the exercisability of the stock option.

Method of Exercise.  The exercise price of a stock option may be paid in cash or, if approved by the Compensation Committee, with previously acquired shares of CBIZ common stock or a combination of cash and such stock. The Compensation Committee, in its discretion, may allow the cashless exercise of options through the use of a broker-dealer or for payment of the exercise price by withholding from the shares issuable upon exercise a number of shares having a fair market value on the date of exercise equal to the aggregate exercise price.

The Stock Incentive Plan provides that the Compensation Committee may elect to cash out all or part of the shares of common stock for which a stock option is being exercised by paying the optionee an amount, in cash or common stock, equal to the excess of the fair market value of such shares over their aggregate exercise price on the effective date of the cash-out.

Stock Appreciation Rights (SARs)

The Stock Incentive Plan permits the Compensation Committee to award SARs to an eligible participant either at the time of the grant of a stock option or thereafter by amendment to the option. A SAR is the right to receive the increase between the grant price of the SAR and the fair market value of the Company’s common stock on the date of settlement, in shares of common stock or cash, or a combination of both.

Performance Awards

Under the Stock Incentive Plan, the Compensation Committee may grant performance awards alone or in addition to other awards under the Stock Incentive Plan. A performance award is the right to receive, upon attainment of specified goals, shares of CBIZ common stock, cash, or a combination of such shares and cash. Performance awards may be granted subject to the attainment of performance goals, the continued service of the participant, or both. The Compensation Committee also may grant “Qualified Performance-Based Awards”, which are performance awards designated as such by the Compensation Committee at the time of grant, and are intended to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by section 162(m) of the Internal Revenue Code. The Stock Incentive Plan limits the sum of any cash paid, and the fair market value (as of the date of issuance) of any shares of common stock issued, to a participant pursuant to Qualified Performance Based Awards during any five fiscal years to 10% of the reported earnings before income tax, deductions and amortization (EBITDA) of the Company and its affiliates for such five-year period.

The amendment and restatement of the Stock Incentive Plan provides that the Compensation Committee may select as performance goals, or express performance goals in terms of, one or more of the following business criteria:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes, from continuing operations or otherwise);

•	net revenue or net revenue growth;

•	gross profit or gross profit growth;

•	operating profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control;

•	enterprise value;

•	sales;

•	debt levels and net debt;

•	combined ratio;

•	timely launch of new facilities;

•	client retention;

•	employee retention;

•	performance relative to budget; unit volume, safety performance targets;

•	objective measures of personal targets, goals or completion of projects;

•	any of the foregoing on a non-GAAP adjusted basis; or

•	any combination of the foregoing.

A performance goal may be measured over an “award cycle” on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of the Stock Incentive Plan, an “award cycle” means the period or periods of time, as the Compensation Committee may select, during which performance will be measured in order to determine a participant’s entitlement to receive payment of a performance award. The Compensation Committee will establish the performance goals for each performance award, consisting of one or more business criteria permitted as performance goals under the Stock Incentive Plan, one or more levels of performance with respect to each such criterion, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such levels of performance. The performance goals will be established by the Compensation Committee before or reasonably promptly following the inception of a Performance Period. To the extent required by section 162(m) of the Code, the Compensation Committee will establish the performance goals for Qualified Performance-Based Awards no later than 90 days after the commencement of the award cycle or the day prior to the date on which 25% of the award cycle has elapsed.

Subject to adjustment for certain corporate events, the maximum number of shares of common stock subject to any Qualified Performance-Based Award to any participant is 1,000,000 for any award cycle, and to the extent the award will be paid in cash, the maximum dollar amount of such award is the fair market value of such number of shares of common stock on the first or last day of the award cycle, as determined by the Compensation Committee. The amendment and restatement of the Stock Incentive Plan limits the maximum amount that can be paid in any calendar year to any participant pursuant to a cash bonus Qualified Performance-Based Award that is determined without reference to shares of common stock to $10,000,000.

Unless otherwise provided by the Compensation Committee in an award agreement, the amendment and restatement of the Stock Incentive Plan provides that in the event of a participant’s termination of continuous service before the end of the award for any reason, Qualified Performance-Based Awards will be payable only if the applicable performance goals are achieved, as determined by the Compensation Committee. The Compensation Committee may reduce or eliminate the amount of payment with respect to any performance award to a participant notwithstanding the achievement of specified performance goals.

No payments will be made with respect to any Qualified Performance-Based Award under amendment and restatement of the Stock Incentive Plan unless and until the Compensation Committee certifies in writing the achievement of the performance goals.

Other Stock-Based Awards

The Stock Incentive Plan permits the Compensation Committee to grant other awards of common stock, or that are valued by reference to or otherwise based on common stock, including restricted shares of common stock, dividend equivalents and convertible debentures, either alone or in conjunction with other awards.

The Compensation Committee, in its sole discretion, may prescribe the terms, conditions and other restrictions for the vesting or settlement of such other awards, including the attainment of performance goals and other restrictions designed to satisfy the Code section 162(m) exemption for performance-based compensation.

Director Equity Grants

Each non-employee director of CBIZ is automatically granted 50,000 nonqualified stock options on the first day after his or her first election as a director. The option exercise price for such options is the fair market value of a share of CBIZ common stock on the date of grant. Annually thereafter each non-employee director of CBIZ shall receive such equity grant as provided by the Company’s policy regarding the compensation of non-employee directors as approved by the Compensation Committee and the full Board.

Change in Control

The Compensation Committee may provide in the terms of an award that, in the event of a change in control (as defined in the Stock Incentive Plan), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested, and performance awards will be deemed earned and payable in full in cash.

Adjustments

The Stock Incentive Plan provides that in the event of certain corporate events or changes in the Company’s common stock, the Compensation Committee will adjust awards and the number of shares under the Stock Incentive Plan as the Compensation Committee determines to be appropriate to prevent dilution or enlargement of benefits or potential benefits under the Stock Incentive Plan or with respect to such awards. Any such adjustment made to an ISO will be made in accordance with section 424(a) of the Code unless otherwise determined by the Compensation Committee. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

Amendments and Termination

The Stock Incentive Plan as amended and restated will terminate on the day before the 2021 Annual Meeting. However, if the amendment and restatement of the Stock Incentive Plan is not approved by stockholders at the Annual Meeting, the Stock Incentive Plan will terminate on May 16, 2012. Our Board of Directors may terminate or amend the Stock Incentive Plan in any respect at any time, except that no amendment will be made without stockholder approval if such approval is required by law, regulation or stock exchange rules. Except as otherwise provided in the Stock Incentive Plan with respect to adjustments in connection with certain corporate events or changes in the Company’s common stock, no amendment may be made that would adversely affect the rights of a participant under any outstanding award without such participant’s written consent. However, if an award is granted to an individual who is employed outside the United States and who is not compensated from a payroll maintained in the United States, the Stock Incentive Plan permits the Compensation Committee to modify the Stock Incentive Plan’s provisions as they pertain to such individual to comply with applicable foreign law.

General Federal Tax Consequences

The following is a general summary of the material federal tax consequences of the grant and exercise of stock options under the Stock Incentive Plan. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works or resides. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. This summary is for general information and is not tax advice.

Nonqualified Stock Options.  An individual granted a nonqualified stock option will generally not recognize taxable income at the time of grant. Upon exercise of a nonqualified stock option, a participant will generally recognize ordinary compensation income in an amount equal to the “spread,” meaning the excess, if any, in the fair market value of the shares underlying the stock option on the date of exercise over the exercise price paid at the time of exercise. In general, subject to the possible limitations on deductibility under sections 162(m) and 280G of the Code for compensation paid to certain individuals, the Company should be entitled to deduct the same amount from its taxable income at the time of such inclusion.

Incentive Stock Options.  An individual granted an ISO will generally not recognize taxable income at the time of grant or at the time of exercise. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the acquired shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will be long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the ISO. If the shares acquired upon exercise of the ISO are disposed of within the later of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price. In the event of such a disqualifying disposition, subject to the possible limitations on deductibility under sections 162(m) and 280G of the Code for compensation paid to certain individuals, the Company will generally be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

A participant will not be subject to tax upon the grant of a performance award or other stock-based award in the form of common stock units. Rather, upon the delivery of unrestricted shares or cash pursuant to such award, the participant will have taxable compensation equal to the fair market value of the number of shares of CBIZ common stock (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for federal income tax purposes, but the deduction may be limited under sections 162(m) and 280G of the Code for compensation paid to certain executives designated in those Code sections.

Section 162(m) Limitation.  In general, section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation exceeding $1 million per year per person to its principal executive and financial officers and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Stock Incentive Plan is intended to satisfy an exception with respect to grants of options and stock appreciation rights to such covered employees. In addition, the Stock Incentive Plan is designed to permit granting of restricted common stock, common stock units and cash bonuses as Qualified Performance-Based Awards intended to qualify under the “performance-based compensation” exception to section 162(m) of the Code. We have attempted to structure the Stock Incentive Plan in such a manner that the remuneration attributable to stock options and stock appreciation rights and to Qualified Performance-Based Awards will not be subject to the $1 million limitation. However, we have not requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue.

Section 280G of the Code.  Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a Change in Control (as defined in the Stock Incentive Plan) might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of section 280G of the Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

New Plan Benefits

Because future awards under the Stock Incentive Plan will be granted at the discretion of the Compensation Committee of the Company’s Board of Directors, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal. For additional vote requirements, please see p. 4.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the amendment and restatement of the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan.

APPROVAL OF CBIZ, INC. 2007 AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
Proposal No. 6 (Item 6 on Proxy Card)

The Company is asking its stockholders to approve the amendment and restatement of the CBIZ, Inc. 2007 Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan was originally approved by CBIZ’s stockholders at the May 17, 2007 Annual Meeting, with a total of 1,000,000 shares of CBIZ common stock authorized for issuance thereunder. The amendment and restatement of the Stock Purchase Plan will increase the number of shares of common stock authorized for issuance under the Stock Purchase Plan by 1,000,000 shares, to a total of 2,000,000 shares. The amendment and restatement of the Stock Purchase Plan will also extend the term of the Stock Purchase Plan from its original expiration date of June 30, 2012, to June 30, 2017.

In addition, the amendment and restatement of the Stock Purchase Plan will add provisions to limit the maximum number of shares that any participant may purchase during any purchase period, to permit the discretionary exclusion of certain highly compensated employees from any participation during one or more purchase periods, and to permit purchase periods to be successive or overlapping and clarify that purchase periods need not have identical terms.

Finally, the amendment and restatement of the Stock Purchase Plan will add specific guidance regarding the administration of the Stock Purchase Plan in certain situations, and will clarify the general terms of the Stock Purchase Plan.

Summary of the Stock Purchase Plan as Amended and Restated

The following is a summary of the principal features of the Stock Purchase Plan as amended and restated. This summary is qualified in all respects by reference to the full text of the Stock Purchase Plan (Amended and Restated as of May 12, 2011), attached as Appendix B to this proxy statement.

General Purpose

The general purpose of the Stock Purchase Plan is to provide employees of the Company and its participating subsidiaries with an opportunity to purchase shares of CBIZ common stock through accumulated payroll deductions.

Administration

The Stock Purchase Plan provides that it will be administered by the Board of Directors or by a committee appointed by the Board of Directors or the committee’s delegates. The Board of Directors has delegated authority to the Compensation Committee regarding the administration and interpretation of the Stock Purchase Plan. All costs and expenses incurred in the Stock Purchase Plan’s administration are paid by the Company.

Eligibility

The Stock Purchase Plan is open to any individual meeting the definition of “Employee” under the Plan on the day before the first day of a “purchase period” (defined below) by the Company or one of its participating subsidiaries. However, any employee who owns shares, including options to purchase shares, representing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its subsidiaries, or who, as a result of being granted the right to purchase shares under the Stock Purchase Plan with respect to such purchase period would own shares and options to purchase shares representing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its subsidiaries, is not permitted to participate in the Stock Purchase Plan. The administrator of the Stock Purchase Plan also may exclude from any purchase period certain “highly compensated employees” who have compensation above a certain level or who are officers subject to the disclosure requirements of section 16(a) of the Exchange Act.

Available Shares

Subject to adjustments for stock splits, stock dividends, or other changes in corporate capitalization, the amendment and restatement of the Stock Purchase Plan will provide that the maximum number of shares of common stock that may be purchased by employees under the Stock Incentive Plan is 2,000,000. The Company will not receive any fees, commissions or other payments pursuant to the sale of common stock to the Stock Purchase

Plan. No employee may purchase shares of common stock during any calendar year that have an aggregate fair market value in excess of $25,000. The amendment and restatement of the Stock Purchase Plan provides that no more than 5,000 shares of CBIZ common stock may be purchased by any one employee during any purchase period.

The market value of the Company’s common stock as reported on the New York Stock Exchange as of March 1, 2011, was $7.01 per share.

Purchase Periods

Shares of common stock are offered under the Stock Purchase Plan through a series of consecutive purchase periods, each with a maximum duration of twenty-seven months. Currently purchase periods begin on the sixteenth day of each month and end on the fifteenth day of the subsequent month. Purchases occur on the last day of each purchase period unless delayed by the close of the stock market. The purchase periods will continue until June 30, 2017, or there are no longer shares of common stock available for issuance under the Stock Purchase Plan. The Board of Directors may terminate or amend the Stock Purchase Plan in any respect at any time, except that no amendment will be made without stockholder approval if such approval is required by law, regulation or stock exchange rules.

Participation

Each eligible employee is offered the opportunity to purchase CBIZ’s common shares at a discount under the Stock Purchase Plan. Amounts accumulated for each participant, through participant elected payroll deductions of at least $25 per purchase period, will be credited toward the purchase of our common shares on the last trading day of each offering period.

Purchase Price

The Stock Purchase Plan administrator determines the price at which employees may purchase the common stock for each purchase period, which will not be less than 85% of the fair market value of our common stock on the last day of each purchase period.

Value

The value of the option to purchase shares of common stock under the Stock Purchase Plan depends on a number of factors, including the fair market value of CBIZ’s common stock on future dates. Consequently, it is not possible to determine the benefits that employees might receive by participating in the Stock Purchase Plan.

Holding Period for Purchased Shares of Common Stock

Once shares of common stock are purchased at the end of a purchase period, the Stock Purchase Plan requires that the participants hold the shares for a period of twelve months (or a shorter or longer period as may be established by the administrator). The shares of common stock may not be sold or otherwise disposed of during such restriction period unless waived by the Company. However, in the event of a change in control (as defined in the Stock Purchase Plan) or a tender offer initiated by the Company, the twelve-month holding period will no longer apply and the participant may sell the shares of common stock at any time.

Allocation of Shares and Refunds of Payroll Deductions

If the total number of shares of common stock to be issued at the end of a particular purchase period is greater than the maximum number of shares that may be issued under the Stock Purchase Plan, the administrator will allocate the available shares pro rata to participants in as near a uniform manner as practical, and promptly refund to participants any remaining accumulated payroll deductions not applied to the purchase of shares of common stock.

General Federal Tax Consequences

The following is a brief description of the federal income tax consequences of participation in the Stock Purchase Plan. State and local taxes, which may vary from locality to locality, are not discussed. The following discussion is for general information only and is based on U.S. federal income tax laws now in effect. This summary does not address specific state, local or foreign tax consequences.

A participant in the Stock Purchase Plan will not have recognizable taxable income either at the time that his or her participation begins or at the time that the participant purchases shares of common stock.

Generally, a participant in the Stock Purchase Plan will recognize income in the year in which he or she disposes of the shares of common stock or in which he or she dies. The participant’s federal tax liability will depend on whether the participant makes a qualifying or disqualifying disposition of the purchased shares of common stock. A qualifying disposition generally will occur if the sale or other disposition of those shares of common stock occurs after the participant has held the shares of common stock for more than two years after the first day of the purchase period and more than one year after the last day of the purchase period.

A participant who makes a qualifying disposition will recognize ordinary compensation income in the year of the qualifying disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the first day of the purchase period in which the shares were purchased exceeds the purchase price paid for such shares (calculated as if the shares were purchased on the first day of the purchase period), and (2) the amount by which the amount realized for such shares on the date of the qualifying disposition exceeds the purchase price actually paid for such shares. Any additional gain recognized upon a qualifying disposition will be a long-term capital gain. If the fair market value of the shares of common stock being sold or otherwise transferred on the date of the qualifying disposition is less than the aggregate purchase price paid for such shares of common stock, there will be no ordinary income, and any loss recognized will be a long term capital loss. The Company will not be entitled to a deduction if the purchased shares of common stock are the subject of a qualifying disposition.

A participant who makes a disqualifying disposition will recognize ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the last day of the purchase period exceeds the purchase price. Any additional gain or loss recognized upon a disqualifying disposition will be capital gain, which will be long-term if the shares of common stock are held for more than twelve months. The Company may be entitled to a deduction if the purchased shares of common stock are the subject of a disqualifying disposition.

New Plan Benefits

Participation in the Stock Purchase Plan is entirely within the discretion of the eligible employees of the Company. As a result, the Company cannot forecast the extent of future participation. Therefore, the Company has omitted tabular disclosure of the benefits or amounts allocated under the Stock Purchase Plan.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the matter. Abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

The Board of Directors unanimously recommends a vote “FOR” the adoption of the amendment and restatement of the CBIZ, Inc. 2007 Employee Stock Purchase Plan.

AUTHORIZATION OF 5,000,000 SHARES OF PREFERRED STOCK
AND MAKE CONFORMING CHANGES TO THE COMPANY’s AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION
Proposal No. 7 (Item 7 on Proxy Card)

General

On several occasions during 2010, the Board reviewed potential means available for enhancing the Company’s financing and acquisition opportunities. As part of those discussions, the Board considered the possibility of expanding the Company’s range of opportunities through the authorization of preferred stock. However, the Board was advised by counsel that the Company’s current Certificate of Incorporation does not permit the issuance of preferred stock. On February 10, 2011, the Board of Directors, believing it to be in the best interests of the Company, adopted a resolution setting forth and declaring advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize a class of preferred stock with a par value of $1.00, pursuant to which the Board of Directors would have the authority to issue up to 5,000,000 shares of preferred stock in separate series with such number of shares and such powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, as fixed and determined by the Board of Directors, and to make conforming changes thereto (the “Amendment”).

CBIZ’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 250,000,000 shares of common stock with a par value of $0.01 per share and no preferred stock is currently authorized. If CBIZ’s Amended and Restated Certificate of Incorporation is amended to authorize the issuance of preferred stock, CBIZ’s total authorized capital stock would increase to 255,000,000, and the Board of Directors would have discretion to establish series of preferred stock with such powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof as fixed and determined by the Board of Directors, and the holders of CBIZ’s common stock would have no right to approve the terms of any such series unless a specific issuance requires stockholder approval under applicable law or under the listing requirements of any stock exchange on which CBIZ’s shares are then listed. If this proposal is approved by CBIZ’s stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law or rules.

Upon the effectiveness of the Amendment, in accordance with the Delaware General Corporation Law, the Board of Directors will have the express authority to execute and file a certificate of designation setting forth the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof of each series of CBIZ’s preferred stock.

The proposed Amendment to CBIZ’s Amended and Restated Certificate of Incorporation is set forth in Appendix C to this proxy statement.

Reasons for the Authorization of a Class of Preferred Stock

The primary objective of the Board of Directors in establishing a class of preferred stock is to provide maximum flexibility with respect to future financing transactions. Preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, senior classes of securities may be issued to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, voting rights, conversion privileges and other rights not found in common stock. CBIZ presently lacks the authority to issue preferred stock and, accordingly, is limited to issuing common stock or debt securities to raise capital. By authorizing a class of preferred stock, CBIZ would increase its flexibility in structuring transactions. In addition, CBIZ may issue preferred stock in connection with such activities as dividends payable in stock of the company, acquisitions of other companies or businesses, and otherwise. A secondary benefit in having preferred stock available for issuance is to give the Board of Directors flexibility in its response to an unsolicited takeover bid by the use of a “rights plan” or similar device, although the Board of Directors does not have a current plan to adopt a rights plan.

CBIZ has no plans, proposals or arrangements, written or otherwise, at this time to issue any of the shares of preferred stock if this proposal is approved.

Effects of the Authorization of a Class of Preferred Stock

If CBIZ issues preferred stock, such preferred stock will include certain powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, any of which may dilute the voting power and economic interest of the holders of its common stock. For example, in the absence of a proportionate increase in CBIZ’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of CBIZ’s preferred stock would dilute the earnings per share and book value per share of all outstanding shares of CBIZ’s common stock. In addition, in a liquidation, the holders of CBIZ’s preferred stock may be entitled to receive a certain amount per share of its preferred stock before the holders of CBIZ’s common stock receive any distribution. In addition, the holders of CBIZ’s preferred stock may be entitled to vote and such votes may dilute the voting rights of the holders of its common stock when CBIZ seeks to take corporate action. A series of preferred stock also may be convertible into shares of CBIZ’s common stock. Furthermore, CBIZ’s preferred stock could be issued with certain preferences over the holders of its common stock with respect to dividends or the power to block the declaration of a dividend.

CBIZ could also issue shares of preferred stock that may, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of CBIZ by means of a merger, tender offer, proxy contest or other means. Such shares could also be privately placed with purchasers favorable to the Board of Directors in opposing such actions. In addition, the Board of Directors could authorize holders of a series of CBIZ’s preferred stock to vote either separately as a class or with the holders of its common stock, on the election of all or some of the members of the Board of Directors, and on any merger, sale or exchange of assets by CBIZ or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of CBIZ should the Board of Directors consider the action of such entity or person not to be in the best interest of CBIZ’s stockholders and could be used to entrench current management or deter an attempt to replace the Board of Directors.

Effective Date of the Amendment

If the Amendment is approved by CBIZ’s stockholders, CBIZ is required to file a Certificate of Amendment with the Delaware Secretary of State in order for it to become effective. If CBIZ obtains stockholder approval of this proposal, CBIZ intends to file a Certificate of Amendment as soon as practicable.

The Board of Directors reserves the right, notwithstanding stockholder approval of the Amendment and without further action by CBIZ’s stockholders, not to proceed with the Amendment at any time before the effectiveness of the Certificate of Amendment.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the proposal. Abstentions and broker non-votes will be counted and will have the same effect as a vote against this proposal.

The Board of Directors recommends a vote “FOR” the approval of the Company’s amendment to its Amended and Restated Certificate of Incorporation to authorize up to 5,000,000 shares of preferred stock and to make conforming changes thereto.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of CBIZ common stock as of March 25, 2011, by (1) each person known by CBIZ to own beneficially 5% or more of CBIZ’s common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table (see “Executive Compensation”) and (4) all directors and executive officers of CBIZ as a group. The Company does not require directors or executive officers to hold a minimum number of shares in order to qualify for service as a director or executive officer.

	Amount and
	Nature of
Name and Address	Beneficial	Percent
of Beneficial Owner[1]	Ownership[2]	of Class

Westbury Trust[3]	7,716,669[4]	15.4%
FMR, LLC	6,428,427[5]	12.8%
Cardinal Capital Management LLC	2,737,834[6]	5.5%
Steven L. Gerard	1,169,915[7]	2.3%
Rick L. Burdick	101,925[8]	*
Michael H. DeGroote	202,000[9]	*
Joseph S. DiMartino	57,000[10]	*
Richard C. Rochon	41,000[11]	*
Todd J. Slotkin	32,000[12]	*
Donald V. Weir	72,580[13]	*
Benaree Pratt Wiley	76,000[14]	*
Jerome P. Grisko, Jr.	554,581[15]	1.1%
Ware H. Grove	364,877[16]	*
Robert O’Byrne	614,552[17]	1.2%
David J. Sibits	162,618[18]	*
All directors and executive officers as a group (12 persons)	3,449,048	6.9%
Total Shares Outstanding on March 25, 2011: 50,102,427

*	Represents less than 1% of total number of outstanding shares.

(1)	Except as otherwise indicated in the notes below, the mailing address of each entity, individual or group named in the table is 6050 Oak Tree Boulevard, South, Suite 500, Cleveland, Ohio 44131, and each person named has sole voting and investment power with respect to the shares of common stock beneficially owned by such person.

(2)	Share amounts and percentages shown for each person in the table may include shares purchased in the marketplace, restricted shares, and shares of common stock that are not outstanding but may be acquired upon exercise of those options exercisable within 60 days of March 25, 2011, the Record Date for the 2011 Annual Meeting. All restricted shares may be voted by the recipient upon award, but restrictions do not immediately lapse; unrestricted ownership of restricted stock occurs only upon the lapse of restrictions.

(3)	The Westbury Trust beneficially owns its shares of common stock through Westbury (Bermuda) Ltd., a Bermuda limited corporation, which is 100 percent owned by Westbury Trust. Westbury Trust and Westbury (Bermuda) Ltd. are located at Victoria Hall, 11 Victoria Street, P. O. Box HM 1065, Hamilton, HMEX Bermuda. Michael G. DeGroote is the settlor of Westbury Trust and beneficiary of the trust during his lifetime.

(4)	Consists of 7,716,669 shares of common stock owned of record by Westbury (Bermuda) Ltd, as disclosed in the Schedule 13D filed with the SEC on September 16, 2010, by Westbury Trust and Westbury (Bermuda) Ltd. CBIZ holds an option to purchase these shares. The terms of this option are disclosed on p. 51.

(5)	Holdings stated are based solely on information in the Schedule 13G filed with the SEC on February 14, 2011. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)	Holdings stated are based solely on information in the Form 13G filed with the SEC on February 14, 2011. The address of Cardinal Capital Management, LLC is One Greenwich Office Park, Greenwich, CT 06831.

(7)	Consists of 746,165 shares of common stock, including restricted stock, owned of record by Mr. Gerard, plus options to purchase 423,750 shares of common stock granted to Mr. Gerard under the Amended and Restated CBIZ, Inc. 2002 Stock Incentive Plan (the “CBIZ Option Plan”). This individual has pledged no shares as security.

(8)	Consists of 101,925 shares of common stock owned of record by Mr. Burdick, including restricted stock. This individual has pledged no shares as security.

(9)	Consists of 112,000 shares of common stock held in a fixed irrevocable trust; 40,000 shares of common stock, including restricted stock, owned of record by Mr. DeGroote, plus options to purchase 50,000 shares of common stock granted under the CBIZ Option Plan. This individual has pledged no shares as security.

(10)	Consists of 57,000 shares of common stock owned of record by Mr. DiMartino, including restricted stock. This individual has pledged no shares as security.

(11)	Consists of 41,000 shares of common stock owned of record by Mr. Rochon, including restricted stock. This individual has pledged no shares as security.

(12)	Consists of 32,000 shares of common stock owned of record by Mr. Slotkin, including restricted stock. This individual has pledged no shares as security.

(13)	Consists of 72,580 shares of common stock owned of record by Mr. Weir, including restricted stock. This individual has pledged no shares as security.

(14)	Consists of 26,000 shares of common stock, including restricted stock, owned of record by Ms. Wiley, plus options to purchase 50,000 shares of common stock granted under the CBIZ Option Plan. This individual has pledged no shares as security.

(15)	Consists of 288,331 shares of common stock, including restricted stock, owned of record by Mr. Grisko, plus options to purchase 266,250 shares of common stock granted under the CBIZ Option Plan. This individual has pledged no shares as security.

(16)	Consists of 182,627 shares of common stock, including restricted stock, owned of record by Mr. Grove, plus options to purchase 182,250 shares of common stock granted under the CBIZ Option Plan. This individual has pledged no shares as security.

(17)	Consists of 440,552 shares of common stock, including restricted stock, owned of record by Mr. O’Byrne, plus options to purchase 174,000 shares of common stock granted under the CBIZ Option Plan. This individual has pledged no shares as security.

(18)	Consists of 66,118 shares of common stock, including restricted stock, owned of record by Mr. Sibits, plus options to purchase 96,500 shares of common stock granted under the CBIZ Option Plan. This individual has pledged no shares as security.

Directors Meetings and Committees of the Board of Directors

The Board of Directors conducted four regular meetings and nine special meeting during fiscal 2010. In addition, there were two Actions in Writing in Lieu of a Meeting of the Board of Directors, dated March 30, and October 26, 2010. Each director attended in person at least 75% of the aggregate of all meetings of the Board and Committees of the Board on which he or she served in accordance with the Company’s expectations. The Company does not have a formal policy regarding directors’ attendance at annual stockholders meetings. Nevertheless, the Company strongly encourages and prefers that directors attend regular and special board meetings as well as the annual meeting of stockholders in person, although attendance by teleconference is considered adequate. The Company recognizes that attendance of the Board members at all meetings may not be possible, and excuses absences for good cause. All directors attended the Company’s 2010 Annual Meeting.

Independent Directors Meetings

In addition to the meetings of the committees of the Board of Directors summarized below, our Independent Directors met four times in executive session during fiscal 2010. The Company’s Lead Director and Vice Chairman, Mr. Burdick, chaired each executive session.

Communication with the Board of Directors

Security holders may communicate with the members of the Board by forwarding written communications to the CBIZ Corporate Secretary at the Company’s headquarters in Cleveland. The Corporate Secretary will present all communications, as received and without screening, to the Board at its next regularly scheduled meeting. This same method may be used by interested parties to contact Mr. Burdick, the Company’s Lead Director and Vice Chairman, in his capacity as presiding director over the meetings of the independent directors, as well as to contact the Non-Employee Directors.

Committees of the Board of Directors

The Board of Directors has appointed an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Management Committee, all of which were active during 2010. The Board of Directors has determined that all members of the Audit Committee, Compensation Committee and Nominating and Governance Committee meet the definition of “Independent Director” set forth in Rule 303A of the NYSE Listed Company Manual. The following is a description of the committees of the Board of Directors:

The members of the Audit Committee are Directors Rochon, Slotkin and Weir (Chairman). CBIZ’s Board of Directors has determined that the Audit Committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. In addition, the Board has determined that all three members of the Audit Committee are “audit committee financial experts,” as that term is defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”), and meet the financial sophistication requirements of the NYSE. The Audit Committee conducted four regular meetings and six special meetings during 2010. In addition, the Committee acted through two Actions in Writing in Lieu of a Meeting of the Audit Committee. The Audit Committee appoints the Company’s independent registered public accounting firm (“independent accountant” or “independent auditor”) and reviews issues raised by the independent accountants as to the scope of their audit and their audit reports, including questions and recommendations that arise relating to CBIZ’s internal accounting and auditing control procedures. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

The members of the Compensation Committee are Directors DiMartino (Chairman), Rochon, Slotkin, and Wiley. The Compensation Committee conducted three regular meeting and one special meeting during 2010. In addition, the Committee acted through two Actions in Writing in Lieu of a Meeting of the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to compensation of CBIZ’s executive officers, including salary, bonus and benefits. The Compensation Committee also administers CBIZ’s executive incentive-compensation plans and all equity-based plans. The Charter of the Compensation Committee is available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

The Compensation Committee was established to: (a) review and approve the Company’s stated compensation philosophy, strategy and structure and assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company without creating undue compensation risk to CBIZ; (b) discharge the Board’s responsibilities relating to compensation of the executive officers of the Company and its subsidiaries; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; (d) evaluate the other executive officers of the Company and its senior management and set their remuneration packages; (e) prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement; (f) make recommendations to the Board with respect to incentive compensation plans and equity-based plans; (g) oversee the risk assessment of the Company’s compensation arrangements; (h) advise the Board regarding stockholder advisory votes on executive compensation arrangements; (i) review and approve certain services to be performed by compensation consultants to the Company; and (j) perform such other functions as the Board may from time to time assign to the Committee. The Committee may delegate to its Chairman, any member of the Committee, any member of senior management or any external consultant of the Committee any task or duty the Committee deems necessary to assist it in accomplishing its obligations under law and its Charter. Any final action taken to fulfill these obligations, however, is only permitted upon majority vote of the Committee members themselves. The Compensation Committee requests that the Chief Executive Officer make recommendations regarding the amount or form of executive and director compensation annually, other than his own, or more often as the CEO or the Committee deems necessary throughout each year. The Committee is free to hire any advisors or consultants, including compensation consultants, as it may deem necessary or advisable at any time. The Committee and Management jointly consulted with Hewitt Associates LLC to perform various director and executive compensation studies in 2002, 2004, 2006, 2007, 2008, 2009, and 2010.

Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee during 2010 and continuing through 2011 is or has been an officer or employee of CBIZ. There are no compensation committee interlock relationships with respect to CBIZ.

The members of the Nominating and Governance Committee are Directors Burdick (Chairman), DiMartino, Rochon, Slotkin, Weir and Wiley. No candidates were recommended by beneficial owners of more than 5% of the Company’s voting common stock within the last year. The Committee conducted one regular meeting in 2010. In addition, the Committee acted through one Action in Writing in Lieu of a Meeting of the Nominating and Governance Committee. The Committee was formed to propose and recommend candidates for the Board, review the continued suitability of directors following changes in their employment situations, review Board committee responsibilities and composition, review the effectiveness of the Board and of Company management, and monitor the Company’s corporate governance policies and practices. The Committee’s Charter and its corporate governance guidelines are available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

The Nominating and Governance Committee’s process for identifying and evaluating candidates to be nominated as directors consists of reviewing with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition; conducting candidate searches and inquiries; recommending to the Board, qualified candidates for the Board who bring the background, knowledge, experience, skill sets, and expertise that would strengthen the Board; and selecting appropriate candidates for nomination. The Nominating and Governance Committee and the Board have determined that a director should have the following characteristics: (1) the ability to comprehend the strategic goals of the Company and to help guide the Company towards the accomplishment of those goals; (2) a history of conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics; (3) the availability for in-person or telephonic participation in Board or Committee meetings, as well as the Annual Meeting of Stockholders; (4) the willingness to demand that the Company’s officers and employees insist upon honest and ethical conduct throughout the Company; (5) knowledge of, and experience with regard to at least some of: loans and securities, including any lending and financing activities related thereto, public company regulations imposed by the SEC and the NYSE, amongst others, portfolio and risk management, the major geographic locations within which the Company operates, sound business practices, accounting and financial reporting, and one or more of the principal lines of business in which the Company is engaged; and, (6) the ability to satisfy criteria for independence established by the Securities and Exchange Commission and the NYSE, as they may be amended from time to time.

In its recommendations of candidates for appointment, election and reelection to the Board, the Committee specifically follows the requirements of its Charter to “recommend to the Board qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board.” The Committee believes that the current Board members, as well as the candidates considered and nominated for election at the 2011 Annual Meeting, represent a group that includes differences of background, viewpoint, professional experience, education, skills and other qualities and attributes that contribute to heterogeneity.

The Nominating and Governance Committee will consider any candidate recommended by a stockholder, provided that the stockholder mails a recommendation to the Corporate Secretary at the Company’s headquarters, prior to the deadline for stockholder proposals, that contains the following: (1) the recommending stockholder’s name and contact information; (2) the candidate’s name and contact information; (3) a brief description of the candidate’s background and qualifications; (4) the reasons why the recommending stockholder believes the candidate would be well suited for the Board; (5) a statement by the candidate that the candidate is willing and able to serve on the Board; (6) a statement by the recommending stockholder that the candidate meets the criteria established by the Board; and (7) a brief description of the recommending stockholder’s ownership of common stock of the Company and the term during which such shares have been held. In making its discretionary determination whether to nominate a candidate who has been recommended by a stockholder, the Nominating and Governance Committee will consider, among other things, (a) the appropriateness of adding another director to the Board, or of replacing a currently sitting director, (b) the candidate’s background and qualifications, and (c) other facts and circumstances identified in the Committee’s Charter.

The members of the Executive Management Committee are Messrs. Burdick, Gerard, and Grisko. The Executive Management Committee approved four Unanimous Written Consents in Lieu of Meeting of the Executive Management Committee of CBIZ, Inc. during 2010. Subject to applicable law, the Executive Management Committee is empowered with the same authority as the full Board of Directors to take any action including the authorization of any transaction in the amount of $10 million or less. With respect to acquisitions or divestitures, the Board of Directors has delegated to the Committee the power to cause the execution and delivery of documents in the name and on behalf of the Company, to cause the issuance of shares of Common Stock of the Company, and to take all actions necessary for the purpose of effecting acquisitions or divestments, so long as all members of the Committee approve the transaction and the total consideration to be paid to or by the Company in connection with the acquisition or divestiture does not exceed $10 million. The Committee does not have the power or authority of the Board of Directors to approve or adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; adopt, amend or repeal any Bylaw of the Company; fill or approve Board or Board committee vacancies; declare or authorize the payment of dividends; fix compensation for service on the Board or any committee thereof; or elect Company executive officers.

CBIZ has a Code of Professional Conduct and Ethics Guide that applies to every director, officer, and employee of the Company. The Code of Professional Conduct and Ethics Guide is available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

Directors’ Role in Risk Oversight

Risk is an integral part of Board and Committee deliberations throughout the year. Management, the full Board, and each Board Committee all review risk oversight and management issues pertaining to their respective areas of responsibility as established by the Company’s organizational documents and the charters of its committees. The Company has historically reviewed key risks with the Board of Directors and implemented a more formal enterprise risk management review program in 2010 as a Company-wide initiative to enhance our existing processes involving an integrated effort to identify, evaluate and manage risks that may affect our ability to execute our corporate strategy and fulfill our business objectives. The activities of the enterprise risk management program entail the identification, assessment, and prioritization of a broad range of risks — including, for example, strategic, operational, financial, legal, regulatory and reputational risks — and the review of plans to mitigate their possible effects. The Board and each of its committees were actively engaged in this program throughout 2010 and thereafter.

Director Independence

The NYSE Listed Company Manual provides that companies listed on the NYSE must have a majority of independent directors. A director is considered independent under NYSE rules if the board of directors determines that the director does not have any direct or indirect material relationship with CBIZ and if such director satisfies the other criteria specified by the NYSE Listed Company Manual. The Nominating and Governance Committee and the Board of Directors have determined that each of Rick L. Burdick, Joseph S. DiMartino, Richard C. Rochon, Todd J. Slotkin, Donald V. Weir and Benaree Pratt Wiley are independent directors.

In connection with these independence determinations, the Nominating and Governance Committee and the Board of Directors considered all of the relationships between each director and CBIZ, and in particular the following relationships:

•	The Committee and the Board determined that Mr. Burdick should be considered an independent director under the meaning of the NYSE rules, since the amounts paid to the law firm of Akin Gump Strauss Hauer & Feld LLP for legal representation of CBIZ throughout 2010 were not collectively significant under the NYSE rules governing director independence.

•	The Committee and the Board determined that Michael H. DeGroote should not be considered an independent director under the meaning of the NYSE rules, primarily in light of his relationship to a significant stockholder of the Company. Mr. DeGroote is the son of Michael G. DeGroote, who is the settlor and current beneficiary of Westbury Trust. Westbury Trust beneficially owns its shares of common stock through Westbury (Bermuda) Ltd., a Bermuda limited corporation which is 100 percent owned by Westbury Trust. Westbury Trust and Westbury (Bermuda) Ltd. are the Company’s largest single stockholders. He is also an officer or director of various privately held companies that obtain several types of insurance coverage through CBIZ. The commissions paid to CBIZ for the years ended December 31, 2010, 2009 and 2008 were approximately $0.1 million.

•	The Nominating and Governance Committee and the Board of Directors determined that Mr. Rochon should be considered an independent director under the meaning of the NYSE rules. Mr. Rochon was an officer or director of various entities which have in the past secured several types of insurance coverage through a subsidiary of CBIZ. However, the commissions paid to this subsidiary in 2008 and 2007 for the purpose of securing such coverage were not determined by the Nominating and Governance Committee and the Board of Directors to be significant under the NYSE rules governing director independence. No coverage was secured from, and no commissions were paid to, CBIZ during 2009 or 2010.

Company Leadership Structure

The positions of Chairman of the Board of Directors and Chief Executive Officer are both held by Mr. Gerard. The Board believes the combination of these roles provides the Board with a more comprehensive understanding of ongoing operations and current issues. This structure also facilitates the identification of emerging issues, communication of essential information to the Board and preparation of agendas for the Board. Since our Chairman is an executive officer of the Company, the Board believes it is appropriate to have a lead independent director who, among other things, chairs all executive sessions of our independent directors and facilitates communication between the Board of Directors and the Company’s executive officers. Mr. Rick L. Burdick, our Lead Director, currently serves in this role. It is the Board’s belief that the current composition, committee system and the position of an independent Lead Director effectively maintains Board independence and independent oversight of management and Company performance. As in past years, in 2010 each member of the board and each committee member participated in performance self-assessments regarding their respective roles, their performance in each role, the activities of each body, and the performance and structure of leadership at the Board and management levels. The results of these assessments were reviewed by the full Board, each Committee, and by the independent directors as a group.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three of the Company’s independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the current rules of the NYSE and the SEC that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by Rule 303A of the NYSE Listed Company Manual and by all other applicable laws or rules.

The Audit Committee closely monitors developments in corporate governance, including those arising from the adoption of the Sarbanes-Oxley Act of 2002 (the “Act”) and rules related to the Act. The Audit Committee’s Charter and the Company’s Code of Professional Conduct and Ethics Guide reflect those portions of the Act and attendant rules promulgated by the SEC and the NYSE. The Audit Committee anticipates that changes to its Charter may be necessary from time to time if the SEC and the NYSE adopt additional rules bearing on the duties and activities of the Committee. The Audit Committee Charter and Code of Professional Conduct and Ethics Guide have been posted on the Investor Relations portion of the Company’s website, at www.cbiz.com.

The membership of the Audit Committee did not change in 2010. Each of the Audit Committee members have been identified as audit committee financial experts, as defined by the rules and regulations of the SEC, in light of their training, experience, and expertise.

The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. Quarterly results similarly were reviewed and discussed.

The Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted U.S. accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has in fact maintained appropriate accounting and financial reporting principles or policies. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not ensure that the Company’s financial statements are presented in accordance with generally accepted U.S. accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or the standards of the Public Company Accounting Oversight Board (the “PCAOB”) or that the Company’s independent accountants are in fact independent.

The Audit Committee received, reviewed, and adopted management’s report assessing the Company’s internal control over financial reporting. The Committee continued to be very active in monitoring management’s efforts to document and assess the Company’s internal controls.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted U.S. accounting principles, the effectiveness of internal control over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement of Auditing Standards No. 61, as amended, as adopted by the PCAOB (AICPA, Professional Standards, Vol. 1, AU section 380). In addition, the Audit Committee has discussed with the independent accountants the auditors’ independence from management and the Company including the matters in the written disclosures and the letter required by applicable requirements of PCAOB Rule 3526 regarding the independent accountants’ communications with the audit committee concerning independence.

The Audit Committee discussed with both the Company’s internal auditor and independent auditors the overall scope, plans and results of their audit activities. The Audit Committee met regularly throughout 2010 with the independent auditors, and the head of the Company’s Internal Audit staff, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Audit Committee of the Board of Directors

Donald V. Weir, Chairman
Richard C. Rochon
Todd J. Slotkin

Auditor Fees

The Company incurred the following fees for services performed by KPMG LLP in fiscal 2010 and 2009:

Audit Fees:  Fees for the fiscal year 2010 audit and the review of Forms 10-Q billed through December 31, 2010 were $958,420. Fees for the fiscal year 2009 audit and the review of Forms 10-Q billed through December 31, 2009 were $935,330. Audit fees include fees related to the integrated audit of consolidated financial statements as well as SAS 100 quarterly review fees, and comfort letter fees.

Audit-Related Fees:  Audit-related fees of $24,000 were billed for the year ended December 31, 2010. For 2010, audit-related fees were paid for services rendered in connection with the audit of the financial statements of the CBIZ Employee Retirement Savings Plan. Audit-related fees of $25,000 were billed for the year ended December 31, 2009. For 2009, audit-related fees were paid in connection with the audit of the financial statements of the CBIZ Employee Retirement Savings Plan.

Tax Fees:  There were no tax fees billed by KPMG LLP for the years ended December 31, 2010 or December 31, 2009.

All Other Fees:  There were no other fees billed for professional services by our independent auditors during fiscal years 2010 and 2009 that are not included in one of the above categories.

Pursuant to its Charter and the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee is responsible for pre-approving all services performed by the Company’s independent auditors, and certain services may not, under any circumstances, be performed for the Company by its independent auditors. KPMG LLP, the Company’s independent auditor, may not be engaged to perform for the Company, and is prohibited from performing for the Company, any prohibited service enumerated in the Act, or in any other law or regulation. In addition, the independent auditor is not permitted to perform services for the Company, whether associated with audit or non-audit functions, unless the services to be provided have been approved prior to their performance by this Committee, except as may otherwise be provided by law or regulation.

However, certain non-prohibited services may be pre-approved by the Audit Committee Chairman personally in advance of full Audit Committee consideration and approval, provided, that each engagement total no more than $20,000 in fees prior to the next regularly scheduled meeting of the Audit Committee, at which time the entire Audit Committee is required to consider and either approve or reject the engagement, provided the engagement otherwise does not appear reasonably likely to compromise KPMG LLP’s independence. The Audit Committee pre-approved all of the services described above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board (the “Committee”) is responsible for establishing, implementing and monitoring the application of its compensation philosophy to the senior management and directors of the Company. At CBIZ, the Senior Management Group (“SMG”) consists of the Company’s executive officers, Senior Vice Presidents, and certain other corporate officers. The Committee’s goal is to ensure that the total compensation paid to the SMG is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of this group are similar to those provided to executive officers at other comparable companies. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer, President, and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table based on their compensation, are referred to as the “named executive officers”, all of whom are members of the SMG.

Compensation Philosophy and Objectives

The Company believes the most effective executive compensation program rewards executives’ contribution in achieving and exceeding specific annual, long-term and strategic goals of the Company, and aligns executives’ interests with those of the stockholders. Moreover, the Company believes a successful compensation structure will help the Company maintain its ability to attract and retain superior employees in key positions and ensure that compensation provided to those employees remains competitive relative to the compensation paid to similarly situated executives at companies of comparable size and complexity. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers should include both cash and equity compensation that reward performance that meets or exceeds established goals.

CBIZ also believes that total compensation should also reflect an individual’s performance and potential. Performance will generally be measured in accordance with an individual’s goals and objectives as well as their contribution to CBIZ’s corporate goals and initiatives. Such factors as teamwork, new service or product innovation, initiative, mentoring and personal development will strongly influence a non-quantitative component of compensation awards at CBIZ.

Ultimately, compensation paid to members of the SMG, including that paid to the named executive officers, will be determined based on the discretionary judgment of the Compensation Committee with input from the CEO, the President, and compensation consultants.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the SMG, including the named executive officers, and reviews recommendations and makes determinations regarding equity awards to all CBIZ employees. Decisions regarding the non-equity compensation of employees other than the SMG are made by the Chief Executive Officer and the President. The Chief Executive Officer and the President annually review the performance of each member of the SMG. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion to modify any recommended adjustments or awards to executives.

Setting Executive Compensation

In order to assist the Compensation Committee in applying its compensation philosophy and objectives, the Company, at the request of the Compensation Committee, engaged Hewitt Associates, an outside human resources consulting firm, to periodically conduct reviews of its compensation program for the SMG. The Company engaged Hewitt Associates to prepare reports regarding these matters in 2002, 2004, 2006 and 2008, and consults with the firm on an as-needed basis each year. In 2007 Hewitt Associates was asked by Management to assist the Committee in determining whether or not the triggering mechanism (incentive awards as a function of the range of earnings per share) in the executive incentive compensation plans for the SMG should be modified or updated. Following review of the report and discussion with management, the Committee determined that, commencing in 2008, compensation under such plans would be triggered by a combination of earnings per share related to continuing operations and pre-tax margin improvement results.

In October 2010, Hewitt Associates again analyzed target compensation components and levels for the SMG, including the named executive officers. This most recent Hewitt Associates analysis compares each element of total compensation for the SMG against two groups, with some relevant compensation data common to both groups. The first is a custom peer group of 21 publicly traded, privately-held, and non-profit professional services, insurance, information technology, medical billing, and other companies reflecting some aspect of CBIZ’s product and service offerings (collectively, the “Compensation Peer Group”). The Compensation Peer Group is periodically reviewed and updated by Hewitt Associates as part of its studies, and the companies used for comparison in the 2010 Compensation Peer Group are somewhat different from the companies reflected in the Compensation Peer Group used in the 2008 Hewitt Associates study. Because of differences in the size and business focus among the companies comprising the Compensation Peer Group, regression analysis is used to adjust the compensation data for differences in revenues. This adjusted value estimates the market value of compensation and is used as the basis of comparison of compensation between CBIZ and the companies in the Compensation Peer Group. In order to reflect compensation as of January, 2011, the Compensation Peer Group data was aged where appropriate using a 2.9% annual rate based on projected salary increases from Hewitt’s Salary Increase Survey. The Compensation Peer Group from the 2010 study consists of the following companies:

Ingram Micro Inc.	Iron Mountain, Inc.	IHS Group
Automatic Data Processing, Inc.	Protective Life Corporation	RehabCare Group, Inc.
Pitney Bowes, Inc.	Equifax Inc.	ACI Worldwide
AMERIGROUP Corporation	Global Payments Inc.	Blue Cross Blue Shield of AZ, Inc.
Unisys Corporation	Deluxe Corporation	Indiana Farm Bureau Insurance
Fiserv, Inc.	Erie Insurance Group	The MITRE Corporation
The Brink’s Company	MoneyGram International, Inc.	The ServiceMaster Company

The second comparison group consists of 25 companies, some of which are shared with the first group, included in the “Company Peer Group”, including four of the six companies reported in the 2010 Form 10-K report, for the purpose of comparing five year cumulative total returns. The companies included in this second group are:

Towers Watson & Co.	Viad Corp.	ICF International Inc.
Duke Realty Corp.	Zebra Technologies Corp.	Korn/Ferry International
Deluxe Corp.	American Healthcare Services Inc.	National Western Life
Erie Indemnity Co.	Healthways Inc.	Alliance Healthcare Services Inc.
Moneygram International Inc.	Navigant Consulting Inc.	Resources Connection Inc.
Brown & Brown, Inc.	Hudson Highland Group Inc.	ACI Worldwide Inc.
IHS Inc.	Odyssey Healthcare Inc.	LECG Corp.
National Financial Partners Corp.	Huron Consulting Group Inc.	Hackett Group, Inc.
Rehabcare Group Inc.

Hewitt Associates’ database and statistical methods are helpful to the Compensation Committee because they create a broad basis on which to establish the 50th percentile market value compensation targets for the various members of the SMG, including the named executive officers. Because CBIZ is composed of units in widely different business lines, which are not mirrored in the aggregate by any other precisely comparable individual companies, the regression analysis offered by Hewitt Associates is particularly useful because it creates a possible basis for compensation comparison for our officers from a statistical amalgamation of many companies that otherwise would individually reflect only one facet of our business or which are either too small or too large to serve as fair one-to-one comparators. Taken together, their data provides CBIZ with a benchmark not available from each Compensation Peer Group member company individually.

The Committee generally targets aggregate compensation for the collective SMG at the 50th percentile of total compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group and the Company Peer Group. Variations to this objective in general, and in evaluating compensation targets for individual members of the SMG, may occur as dictated by the experience level of the individual, his or her relative importance or unique function within the organization, special meritorious conduct during the year or over a longer period, and market factors. Adjustments may also be made on the basis of ancillary compensation data that the Company has obtained from publicly available competitive intelligence, CBIZ acquisition efforts, and other sources of information pertaining to compensation for comparable positions.

A significant percentage of total compensation is allocated to incentives as a result of the Company’s philosophy to maintain a variable compensation model based on both Company and individual performance. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation, other than consistency with the 50th percentile target for the aggregate of the various components of total compensation. The Committee reviews information provided by Hewitt Associates, as well as the other sources of information mentioned above, to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

Historically, and in fiscal 2010, the Committee granted a majority of total compensation to CBIZ executive officers in the form of cash, cash-incentive, and equity compensation. The Committee determined that the total compensation programs for most members of the SMG, including the named executive officers, were very close to the 50th percentile targets of the Compensation Peer Group and were consistent with the median targets within the Company Peer Group. The compensation of certain named executive officers exceeded the 50th percentile targets of the Compensation Peer Group, but was comparable to the 50th percentile targets based upon the compensation data of the Company Peer Group. In addition, the Committee believes that to the extent compensation was paid in excess of median Compensation Peer Group levels, such payments were appropriate because they are comparable to the median targets derived from the Company Peer Group, and because they serve as a retention mechanism and as recognition of the continued leadership contributions of the individuals concerned. The Committee and management believe that this approach is necessary in order to stay competitive and to retain key talent needed to ensure the long-term success of the Company.

2010 Executive Compensation Components

For the fiscal year ended December 31, 2010, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation;

•	deferred compensation and retirement savings plans;

•	participation in the CBIZ 2007 Employee Stock Purchase Plan; and

•	perquisites and other personal benefits.

Base Salary

The Company provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. As in past years, the Company continued to compare the compensation of the members of the SMG to the Compensation Peer Group and the Company Peer Group, and to target compensation at the 50th percentile, with salaries changing if called for by the Company’s ancillary compensation data.

During its review of base salaries for each member of the SMG, the Committee primarily considers:

•	market data and analysis provided by Hewitt Associates;

•	market information from acquisition discussions, new hires, and other ancillary sources;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Promotions or changes in job responsibility may also result in modifications to an executive’s salary level. Merit-based salary increases for the named executive officers (other than the Chief Executive Officer and the

President) are based on the evaluation and recommendation of the Chief Executive Officer and the President, and ultimately upon the Committee’s own assessment of an individual executive’s performance.

Performance-Based Incentive Compensation

The 2002 CBIZ, Inc. Stock Incentive Plan (the “2002 SIP”) was approved by the Company’s stockholders at the 2002 Annual Meeting of Stockholders. The 2002 SIP was amended and restated to clarify that the Plan did not permit issued options to be repriced, replaced, or regranted through cancellation or by lowering the option exercise price of a previously granted award. The Amended and Restated 2002 SIP gives the Committee the ability to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by the named executive officers and other members of the SMG and other key employees throughout the Company. The Company believes that the 2002 SIP encourages the growth of stockholder value and allows key employees to promote and benefit from the long-term growth and profitability of CBIZ.

The 2002 SIP gives the Committee the sole authority to grant participants shares of CBIZ Common Stock, restricted stock, share units, stock options, stock appreciation rights, performance units and/or performance bonuses. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. The Committee has awarded performance bonuses under the 2002 SIP through the adoption of Annual Executive Incentive Plans (“EIP”). The Committee also has awarded stock options and restricted stock as long-term equity incentive compensation. Members of the SMG are granted equity awards based on their performance during the prior year and in accordance with the Company’s Long-Term Equity Incentive program.

Members of the SMG, including the named executive officers, receive cash incentive compensation under the 2002 SIP and attendant EIP. As discussed in detail in the section titled CBIZ Annual Executive Incentive Plan below, in 2010, this cash incentive compensation component consisted of a Financially Based Award and an Individual Performance Award dependent on the Company’s financial performance results in terms of diluted earnings-per-share from continuing operations (“continuing EPS”) and as a function of the Company’s margin improvement. The Committee believes that this methodology directs the SMG’s focus toward ensuring the correct balance of revenue growth and margin improvement. The Committee’s adjustment of the EIP award mechanism was supported by the results of the 2007 Hewitt Associates study regarding typical incentive plan design characteristics, trends in current incentive plan designs, and alternatives that might better suit the Company’s focus on matters other than revenue growth as reflected in EPS improvement.

The named executive officers and other members of the SMG are also eligible to receive additional merit-based cash bonuses which are issued under the authority of the 2002 SIP based upon the evaluation and recommendation of the CEO and/or the President, and ultimately upon the Committee’s own assessment of an individual executive’s performance. Such compensation is discretionary and awards are made by the Committee.

Prior to 2006, stock options vested 20% on each of the five anniversaries following the grant date. Options expired six years after the date of grant. Beginning in 2006, options have been awarded to vest 25% on each of the four anniversaries following the grant date and to expire six years after the date of grant. Prior to 2006, restricted shares were granted with restrictions that lapsed 33% on each of the third, fourth, and fifth anniversaries following the date of grant. Since 2006, restrictions were set to lapse in 25% increments on each of the four anniversaries following the grant date. The Committee agreed with a management recommendation, formulated after considerable discussion with operating unit business unit leaders (“BULs”) and other high performers at the unit level, that to be a meaningful and tangible equity incentive to these individuals and to maintain a program that is more consistent with typical incentive plan practices, the vesting period of stock option awards and restricted periods of restricted stock awards needed to be slightly shortened. The Committee generally applies these vesting principles to its equity grants, although more rapid vesting of both options and restricted stock have been made from time to time for reasons such as an incentive to induce employment with the Company or as a reward for exemplary personal performance or commitment.

All stock options have an exercise price equal to the closing price of CBIZ stock on the date of grant. Annual awards of stock options to the SMG, and at times certain other corporate officials and practice group managers, are considered at the Committee’s regularly scheduled meeting in February, and then tabled until the Committee can consider all other performance grants to BULs and other high performers within the Company under its annual grant program. The Committee adopted this procedure to avoid inequities in option pricing that might occur if awards to these respective groups were not granted simultaneously. After recommendations for operating unit-level grants are solicited and vetted by management, they are presented along with the underlying reasons supporting them to the Committee for review and action. Recommendations for all annual equity incentive grants are considered by the Committee at a special telephonic meeting typically held between March and May of each year.

The Committee has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

Vesting rights, restriction lapses, rights to exercise, terms related to the events of death, disability or retirement, rules related to equity grant expiration and termination, and all other terms and conditions related to option and restricted stock awards are set out in the terms of the 2002 SIP and the option and restricted stock agreements which executives must sign in order to preserve their equity grants. All recipients of equity grants must agree to certain restrictive covenants that prevent the executive, upon leaving CBIZ, from soliciting clients and employees of CBIZ or its subsidiaries for a period of two years.

Management’s recommendations to the Committee regarding equity grants to newly hired or promoted executives are presented to the Committee at the next regularly scheduled Committee meeting following the promotion or the completion of an agreement to hire the executive. On occasion, the Committee will award grants through written action without a meeting.

CBIZ Annual Executive Incentive Plan

The EIP is an annual cash incentive program adopted by the Committee under the authority of the 2002 SIP. The EIP provides guidelines for the calculation of annual non-equity incentive-based compensation, subject to Committee oversight and modification. At its regular February meeting each year, the Committee considers whether an EIP should be continued and, if so, approves the members of the SMG eligible to participate in the EIP and sets incentive levels based on the participant’s position, management authority over and accountability for operations or corporate processes, and potential to impact revenue or expenses.

In 2010, the EIP calculated cash incentive awards as a function of the Company’s pre-tax margin improvement as well as its EPS growth. As in prior years, under the Financially Based Award component of the EIP in effect for 2010, Target Award (“TA”) opportunities are established as a percentage of each executive’s base salary, and are subject to a Target Multiplier (“TM”) that increases or reduces award opportunities based on the Company’s ability to exceed, meet, or fail to meet predetermined targets. In 2010, the predetermined targets consisted of a diluted continuing EPS target related to continuing operations (“EPS Target”) and a pre-tax margin related to continuing operations improvement target (“MA Target”). Certain adjustments may be made to these targets that would cause them to be characterized as non-GAAP financial measures. Seventy percent (70%) of an executive’s TA opportunity is dependent on the Company’s performance with respect to the EPS Target and thirty per cent (30%) of an executive’s TA opportunity is dependent on the Company’s performance with respect to the MA Target. The TA opportunities for members of the SMG, including the named executive officers, assuming the Company’s final EPS results related to continuing operations coincide with the EPS Target and margin improvement results coincide with the MA Target, range from 40% to 75% of base salary. The TM range for the EPS Target may reduce the awards to 0% or increase the awards to 200% of the EPS Target-related portion of an executive’s bonus opportunity. The TM range for the MA Target may reduce the awards to 0% or increase the awards to 200% of the MA Target-related portion of an executive’s bonus opportunity. For fiscal 2010, 100% of each named executive officer’s EIP award was based upon achievement of corporate financial objectives relating to adjusted EPS Targets and MA Targets.

The 2010 EIP also contained an additional Individual Performance Award component, under which each member of the SMG, including the named executive officers other than the CEO, could have earned up to an additional 25% of the executive’s base Target Award for extraordinary individual performance. Measurement of individual performance under this component was based upon the CEO’s assessment of an executive’s performance related to the individual’s personal contributions toward the achievement of the Company’s financial results. The CEO’s recommendations and underlying assessments were presented to the Committee, and the Committee had the opportunity to accept, reject, or modify the recommendations. In 2010, the Committee accepted the CEO’s recommendations.

Upon completion of the fiscal year, the Committee reviewed the EPS from continuing operations and margin improvement performance of the Company, determined the TMs applicable to the group’s respective TAs, determined the applicable Individual Performance Award percentage, calculated the EIP earned for each member of the participating group, and certified the appropriate EIP awards.

For 2010, the Committee set the EPS Target at $.54 per share from continuing operations, before adjustments for a $.02 per share charge for the write-off of a lease in connection with the acquisition of Goldstein Lewin and for a $.02 charge for the write-off of the deferred amortization expense resulting from the utilization of $60 million of the proceeds from the Company’s 2010 convertible note issuance to repurchase a like amount of the Company’s 2006 convertible notes. In light of these adjustments, this standard is considered to be a non-GAAP financial measure. For the covered executives, including the named executive officers, to earn any EIP Target-related bonus for 2010, the Company was required to post results that were approximately 92.6% of the EPS Target, or $.50 per share. In order to earn the maximum possible EIP bonus, the Company’s results would have had to exceed the EPS Target by approximately 11.1%, i.e. $.60 per share. The Committee believes these EPS Targets and MA Targets are consistent with the EIP’s purpose in encouraging the achievement of long-term performance improvements in the Company’s financial results and not penalizing the management team for difficult market conditions faced by each of the Company’s respective divisions.

For 2010, the Committee set the MA Target at 6.9% to 7.1%, before the adjustments for the charges noted in the preceding paragraph. In light of these adjustments, this standard is considered to be a non-GAAP financial measure. The Committee determined that this approximately static target was appropriate given the market challenges faced by each of the Company’s respective divisions. For the covered executives to earn any MA Target-related bonus for 2010, the Company was required to post results that were approximately 95.6% of the MA Target, or a 6.6% pre-tax margin result. In order to earn the maximum possible EIP bonus, the Company’s results would have had to exceed the MA Target by approximately 10.1%, or a pre-tax margin result of 7.6%.

The range of potential Target Multipliers applicable to 2010 is set out in the table below.

Earnings Per Share Component	Multiplier	Pre-Tax Margin Component	Multiplier

$.50	0.5	6.6	0.5
$.51	0.6	6.7	0.7
$.52	0.7	6.8	0.9
$.53	0.9	6.9	1.0
$.54	1.0	7.0	1.0
$.55	1.1	7.1	1.0
$.56	1.3	7.2	1.3
$.57	1.5	7.3	1.5
$.58	1.7	7.4	1.7
$.58	1.9	7.5	1.9
$.60 and above	2.0	7.6 and above	2.0

The impact of the charges for the lease write-off and the convertible notes deferred amortization write-off on EPS targets was $.04 per share and the impact on margin targets was 60 BP. Diluted EPS results related to continuing operations for 2010 were $.52 per share after these adjustments, and therefore the EPS Target Muliplier was set at 0.7. Pre-tax margin results related to continuing operations were 6.7% for 2010 after the adjustments and therefore the MA Target Multiplier was determined to be 0.7.

For each of the named executive officers, the Target Awards, applicable Target Multiplier, Individual Performance Adjustments, and EIP Bonuses for 2010 performance were:

		Base		Max.	70% Based on EPS			30% Based on Margin
		Target	Base	Indiv.	70% of			30% of
		Award	Target	Perform.	Base	Target	EPS-	Base	Target	Margin-	Total
	2010	(% Base	Award	Award	Target	Multi-	Based	Target	Multi-	Based	EIP
Name	Base Pay	Pay)	($)	($)	Award	plier	Award	Award	plier	Award	Bonus

Steven L. Gerard	$675,000	75	506,250	n/a	354,375	0.7	248,063	151,875	0.7	106,312	354,375
Jerome P. Grisko, Jr.	$505,000	60	303,000	75,750	212,100	0.7	148,470	90,900	0.7	63,630	287,850
Ware Grove	$392,000	50	196,000	49,000	137,200	0.7	96,040	58,800	0.7	41,160	186,200
Robert O’Byrne	$453,000	50	226,500	56,630	158,550	0.7	110,985	67,950	0.7	47,565	215,180
David Sibits	$456,000	50	228,000	57,000	159,600	0.7	111,720	68,400	0.7	47,880	216,600

With respect to the Individual Performance Award component of the EIP, the Compensation Committee determined that a predetermined percentage of the base pay of the SMG should be granted to them if they are determined to achieve financial and certain non-financial goals set jointly by the CEO and the Compensation Committee. The CEO is not personally eligible to obtain any bonus based upon the Individual Performance Award component of the EIP, as he personally assists the Committee in determining whether or not each member of the SMG is entitled to his or her proposed Individual Performance Award. The CEO does not recommend compensation levels for himself, and such determinations are solely within the control of the Compensation Committee.

In making the annual determination of the minimum, target and maximum levels for the EIP bonuses, the Committee considers any appropriate factor including but not limited to anticipated risks and rewards, performance metrics, internal revenue and margin estimates, as well as specific circumstances facing the Company during the coming year. The judgment of the Committee, as well as that of the CEO in his role of assisting the Committee, in determining whether or not the members of the SMG have met their goals and fulfilled their duties throughout the year, constitutes an exercise of both objective investigation as well as discretion. The goals set for these executives included achieving budgetary targets for the operations under their direction mitigated by any events or reasons outside their control that caused any failure to meet budget targets, meeting or exceeding cross-serving program goals for the operations under their control, generating acquisition opportunities, meeting the requirements of the “One CBIZ” client service model, working together as a coherent and mutually supportive senior management team, and meeting expectations related to leadership performance.

Awards made to named executive officers under the EIP for performance in 2010 are reflected in column (g) of the Summary Compensation Table on page 41.

In 2010 the Committee indicated that the President, CFO, and the heads of the Financial Services and the Employee Services divisions were eligible to receive their full Individual Performance Awards of up to 25% of their Base Target Awards. The Committee determined that these individuals set an excellent leadership standard in their respective areas of responsibility, drove performance in a year marked by difficult market conditions, diligently performed their goals and duties throughout the year, and worked together with the CEO as an effective senior management team.

Merit Bonuses

Promotions, changes in job responsibility, and extraordinary program achievements may also result in a merit-based bonus that is not awarded pursuant to the authority of the 2002 SIP. Merit-based bonuses are based, in the case of the CEO, on the evaluation of the Compensation Committee, and in the case of members of the SMG other than the CEO, on the recommendation of the CEO and the President, subject to the Committee’s approval.

Special merit bonuses, as set out in column (d) of the “Summary Compensation Table” on p. 41, were paid to the CEO, the President, and the CFO on the basis of their performances in 2010. These awards were granted by the Committee in recognition of their achievements in, and relative responsibility for, leading the Company through the prior eight consecutive years of growth in revenue, earnings, earnings per share, and cash earnings related to continuing operations, for delivering results roughly equivalent to the prior year’s performance in the face of difficult market forces challenging all Company operating divisions, for bringing the Company’s refinancing efforts to uniformly successful conclusions, and for organizing the orderly succession of interests attendant to the Westbury share repurchases. The Committee did not use a mathematical model for determining the amount of compensation that should be awarded for these efforts and successes, but agreed that awards, amounting to approximately 18%, 14%, and 15.5% of the otherwise combined base and bonus compensation for the year, of the CEO, President, and CFO respectively, were reasonable awards for these otherwise uncompensated achievements. In the case of the CEO and President, the executives’ total bonus for 2010 was approximately 10% less than that received in 2009, in recognition of the failure of the Company to achieve internal growth targets. The CFO’s total bonus was approximately 15% greater than his awards in 2009, in recognition of his indispensible efforts in bringing the Company’s refinancing transactions to a successful close.

Long-Term Equity Incentive Compensation

Stock Option and Restricted Stock Programs

The Company believes that the Stock Option and Restricted Stock Programs enable the Company to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

Equity awards are determined based on market data and vary among participants based on their positions and functions within the Company. Option awards vest, restrictions on stock awards lapse, grants are awarded, conditions and terms apply, and pricing is set by the Compensation Committee according to the procedures described on pp. 33-34.

The Hewitt Associates 2010 study indicates that CBIZ’s long-term incentive compensation in the form of stock option or restricted stock grants to most of the members of the SMG, including the named executive officers, falls between the 25th and the targeted 50th percentile of long-term equity incentive compensation paid to similarly situated executives within the Compensation Peer Group, although the awards to the CEO were noted to be significantly less than those given in the comparative companies. Hewitt Associates noted that the long-term equity compensation values awarded by the Company to the SMG as a group overall generally fell at the 50th percentile awards of the Company Peer Group companies to their named executive officers, although once again the awards to the CEO were noted to be significantly less in comparison to those given in the Company Peer Group companies. The study also indicates that the Company’s use of stock options and restricted stock for the SMG is in line with market trends. The 2010 awards for the named executive officers are set out in the “Grants of Plan Based Awards” table on p. 44.

Deferred Compensation and Retirement Savings Plans

Retirement Savings Plan

The CBIZ Retirement Savings Plan (the “Savings Plan”) is a tax qualified retirement savings plan pursuant to which all U.S. based associates, including the named executive officers, are able to contribute the lesser of up to 80% of their annual salary or $15,000 (plus an additional $5,000 if the participant was at least 50 years old) to the Savings Plan on a before tax basis. The Company will match 50% of the first 6% of pay that is contributed to the Savings Plan. Employees are permitted to become participants in the Savings Plan after 60 days of employment. Employer matching payments commence after participants have been employed for one year. Employer contributions on behalf of participants are fully vested after a participant has been employed for three years. Participants deposit savings in one or more of 21 stock and bond investment funds. The 2010 at-market annual rates of return of the investment choices available to participants ranged from 4.54% to 28.03%, depending on each participant’s fund selections.

Non-qualified Deferred Compensation Plan

The named executive officers, as well as any other member of the SMG, any BUL and any other employee scheduled to earn more than $200,000 annually are entitled to participate in the CBIZ Employee Non-qualified Deferred Compensation Plan. Pursuant to this deferred compensation program, eligible employees can defer up to 100% of any bonus and commission payments, as well as up to 25% of their base compensation. There is no employer match in this program. The Company does not pay any gains that participants may obtain through investment in the plan. Gains and losses are strictly related to the investment returns of the mutual fund choices within the plan. For additional information about this plan, please refer to the discussion beginning on p. 46.

CBIZ 2007 Employee Stock Purchase Plan

At the 2007 Annual Meeting, stockholders approved the CBIZ 2007 Employee Stock Purchase Plan (“ESPP”), under which employees may purchase CBIZ stock at a 15% discount, and may contribute up to $21,250 toward purchases of stock by payroll deduction or otherwise, in accordance with the terms of the ESPP. The named executive officers and all other members of the SMG are entitled to participate in the ESPP, along with and upon the same terms as all other qualified employees of CBIZ subsidiaries. Proposal 6 of this Proxy Statement concerns the renewal of this plan.

Perquisites and Other Personal Benefits

The Company provides the named executive officers and other members of the SMG with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Certain of the named executive officers are provided with the use of Company automobiles, tax preparation assistance, participation in the plans and programs described above, long-term disability plans, life insurance, an excess liability umbrella insurance policy, an executive health program, the use of Company golf club memberships for personal use, and tax gross-up payments. Other perquisites are noted in the Other Compensation table on p. 42. The SMG, like all full-time employees of the Company, are provided with a death benefit program that provides for a payment of up to $50,000 in the event of death during employment. This program is provided to all full-time employees at no charge, and the enrollment of the named executive officers in this program has been determined by the Company to have no aggregate incremental cost. When the named executive officers use the Company’s golf club memberships for personal use, they reimburse CBIZ for any and all charges incurred in connection with their personal use. The occasional personal use of these memberships has been determined by the Company to have no aggregate incremental cost. In addition, the CEO is provided with certain hotel, airfare, car transportation, and other travel-related services, a portion of which, plus tax gross-up payments, are attributed to the CEO as income.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2010, are included in column (i) of the “Summary Compensation Table” on p. 41. The Company has entered into employment agreements or severance protection agreements with certain key employees, including several of the named executive officers. These agreements are designed to promote stability and continuity of key members of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the headings “Employment or Other Agreements” on p. 42 and “Potential Payments upon Termination or Change in Control” on p. 47.

Comparison of Compensation to Targets

As previously stated, the Committee generally targets aggregate compensation for the collective SMG at the 50th percentile of total compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective in general, and in evaluating compensation targets for individual members of the SMG, may occur as dictated by the experience level of the individual, his or her relative importance or unique function within the organization, special meritorious conduct during the year or over a longer period, continued leadership contributions, talent retention concerns, and other market factors.

The compensation levels of the named executive officers generally compare fairly to the Committee’s aggregate targets for their respective positions. When comparing the aggregate compensation of the named executive officers to the 50th percentile targets of the 2010 Hewitt Associates study, the Committee did not believe that the special merit bonuses should be included, since merit pay for such special achievements noted did not appear to be reflected in the study’s results.

The CEO’s total compensation in 2010, including the grant date fair value of long-term equity grants but excluding the special merit bonus in 2010 was $1,970,387, compared with the 2010 Hewitt study’s 50th percentile total compensation targets, including long-term incentive equity grants, of $2,292,500 for the Compensation Peer Group and $2,144,311 for the Company Peer Group. If the special merit bonus for the year is included in these comparisons, the CEO’s total compensation of $2,156,012 remains consistent with these median target values. The Committee concluded that the CEO’s total compensation is consistent with the Committee’s stated goals and standards, but may be set at a rate lower than the median target level.

The President’s total compensation of $1,253,703, including the grant date fair value of equity grants but excluding the special merit bonus in 2010, compared fairly with the 2010 Hewitt study’s 50th percentile total compensation targets, including long-term incentive equity grants, of $1,122,800 for the Compensation Peer Group and $1,279,631 for the Company Peer Group. The Committee felt the difference in compensation over the Compensation Peer Group target was acceptable, given the President’s excellent performance. The Committee noted that even if the special merit bonus were included in the President’s total compensation of $1,365,853, the total would still approximate the median target level of the Company Peer Group given the Company’s interests in retaining talent and facilitating succession concerns. The Committee concluded the President to be appropriately compensated consistent with its standards.

The CFO’s total compensation of $928,988, including the grant date fair value of equity grants but excluding the special merit bonus in 2010, was higher in comparison to the 2010 Hewitt study’s 50th percentile total compensation targets, including long-term incentive equity grants, of $885,600 for the Compensation Peer Group and $812,048 for the Company Peer Group. The Committee indicated that the difference in compensation over the Compensation Peer Group target was acceptable in light of the CFO’s performance level and his ability to facilitate the financing requirements of the Company. The Committee noted that the CFO’s compensation was $1,018,788 if the special merit bonus were included for comparison purposes. However, the Committee concluded the CFO to be fairly compensated under its standards given his level of expertise and dedication and as a method of addressing retention concerns.

The Employee Services division President’s total compensation was $969,510 in 2010, including the grant date fair value of equity grants. The 2010 Hewitt study reflected 50th percentile total compensation of a division president, including long-term incentive equity grants, as $798,500 for the Compensation Peer Group and $789,379 for the Company Peer Group. The Committee noted that while this compensation package was higher than the median target level of the comparison groups, market data available to the Committee through the Company’s acquisition discussions and publicly available competitive intelligence indicate that compensation packages at the current and greater levels are commonly available to those holding similar positions at outside insurance and benefits brokerage organizations. For these reasons, the Committee concluded that the President of the Employee Services Division was compensated in a manner that was consistent with Committee targets.

The Financial Services division President’s total compensation in 2010, including the grant date fair value of equity grants, was $976,865. The 2010 Hewitt study indicated that the median total compensation, including long-term incentive equity grants, was $932,900 for the Compensation Peer Group and $789,379 for the Company Peer Group division presidents. The Committee noted that this compensation package was comparable to the median level of the Company Peer Group, but higher than the median of the Company Peer Group data. The Committee noted, however, that market data available to the Committee through the Company’s acquisition discussions and publicly available competitive intelligence indicate that compensation packages for presidents of comparably sized consulting and business services companies are consistent with, or greater, than the compensation of the Financial Services division President. For these reasons, the Committee concluded that the President of the Financial Services Division was compensated in a manner that was consistent with Committee targets.

The Compensation Committee has set 2011 base compensation to continue to remain at 2009 levels for the named executive officers, and has not raised any base compensation for any member of the SMG, including the named executive officers, for the past two years.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the qualified incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve an executive’s total package consisting of a combination of the available compensation components that will not meet these requirements. The Committee may approve of such a package in order to ensure competitive levels of total compensation for its executive officers, or may consider other factors of greater importance than preserving deductibility for a particular form or amount of compensation. In this regard, for fiscal 2010, the amount of base salary and other payments not made in connection with a qualified incentive plan in excess of $1,000,000 for any named executive officer was not deductible for federal income tax purposes. The contracts of the CEO and the President contain provisions requiring the deferral of severance payouts that the Company would be unable to deduct under Section 162(m).

Accounting for Stock Based Compensation

Beginning on January 1, 2006, the Company began accounting for any stock-based awards or payments under its 2002 SIP and prior stock option plan in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, recommended to the Board of Directors that it be included (or incorporated by reference as applicable) in the Company’s proxy statement.

Compensation Committee of the Board of Directors

Joseph S. DiMartino, Chairman
Richard C. Rochon
Todd Slotkin
Benaree Pratt Wiley

COMPENSATION RISK ASSESSMENT

In 2010, the Compensation Committee conducted a full review of the compensation policies and practices of the Company in order to determine if these factors are reasonably likely to have a material adverse effect on the Company. It was the Committee’s conclusion, after careful consideration of all the information presented, that CBIZ’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Restricted	Stock	Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other[5]
Name and		Salary	Bonus[1]	Awards[2]	Awards[2]	Compensation[3]	Earnings[4]	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Steven L. Gerard PEO Chairman & CEO	2010	675,000	185,625	270,000	376,200	354,375	0	294,812	2,156,012
	2009	675,000	179,810	308,000	442,800	420,190	0	265,321	2,291,121
	2008	650,000	397,250	296,280	437,250	477,750	0	280,615	2,539,145
Jerome P. Grisko, Jr. President & COO	2010	505,000	112,150	202,500	229,900	287,850	0	28,453	1,365,853
	2009	505,000	114,760	231,000	270,600	327,240	0	32,529	1,481,129
	2008	490,000	178,000	222,210	278,250	361,620	0	36,900	1,566,980
Ware Grove, PFO SVP, CFO	2010	392,000	89,800	168,750	156,750	186,200	0	25,288	1,018,788
	2009	392,000	28,320	192,500	184,500	211,680	0	38,017	1,047,017
	2008	380,000	66,500	172,830	190,800	233,500	0	41,309	1,084,939
Robert O’Byrne President, Employee Services	2010	453,000	0	141,750	150,480	215,180	0	9,100	969,510
	2009	453,000	0	161,700	177,120	230,620	0	9,100	1,031,540
	2008	433,000	6,150	172,830	190,800	266,300	0	8,705	1,077,785
David Sibits President, Financial Services	2010	456,000	0	141,750	150,480	216,600	0	12,035	976,865
	2009	456,000	0	161,700	177,120	231,940	0	18,925	1,045,685
	2008	442,000	28,170	123,450	79,500	271,830	0	5,515	950,465

(1)	Represents a special merit bonus approved by the Compensation Committee. The bases for these bonuses are stated in the “Comparison of Compensation to Targets” section of the Compensation Discussion and Analysis.

(2)	Represents the grant date fair value as computed in accordance with FASB ASC Topic 718. This does not reflect taxable income to the individual until restrictions lapse or options are exercised.

(3)	Pursuant to the applicable year’s EIP adopted by the Compensation Committee in advance of that year’s performance, which incentive compensation plans were established pursuant to the 2002 SIP.

(4)	CBIZ does not maintain a defined benefit or pension plan other than its 401k retirement savings plan. See, Non-qualified Deferred Compensation table, on p. 46 for additional information. No preferential payments are made by the Company to the participants of the plan, including the SMG.

(5)	See, Other Compensation table, on p. 42.

Other Compensation

		Perquisites						Company
		and Other						Contributions	Automobile		Tax
		Personal				Insurance		to	Adjustments & Car		Gross-Up
		Benefits		Airfare	Hotel	Premiums		401(k) Plans	Service		Reimbursement	Total
Name	Year	($)		($)	($)	($)		($)	($)		($)	($)

Steven L. Gerard	2010	8,760	[1]	39,088	13,705	73,099	[2]	7,350	32,495	[3]	120,315	294,812
	2009	6,763	[1]	31,157	13,230	73,099	[2]	7,350	35,065	[3]	98,657	265,321
	2008	7,605	[1]	34,220	12,567	73,154	[2]	6,900	25,069	[3]	121,100	280,615
Jerome P. Grisko, Jr.	2010	2,221	[4]	—	—	1,750	[5]	7,350	9,243	[6]	7,889	28,453
	2009	—		—	—	1,750	[5]	7,350	12,926	[6]	10,503	32,529
	2008	2,646	[4]	—	—	1,805	[5]	6,900	10,503	[6]	15,046	36,900
Ware Grove	2010	—		—	—	1,750	[5]	7,350	10,579	[6]	5,609	25,288
	2009	—		—	—	1,750	[5]	7,350	14,292	[6]	14,625	38,017
	2008	1,950	[7]	—	—	1,805	[5]	6,900	10,621	[6]	20,033	41,309
Robert O’Byrne	2010	—		—	—	1,750	[5]	7,350	—		—	9,100
	2009	—		—	—	1,750	[5]	7,350	—		—	9,100
	2008	—		—	—	1,805	[5]	6,900	—		—	8,705
David Sibits	2010	1,615	[4]	—	—	1,750	[5]	7,350	—		1,320	12,035
	2009	5,421	[4]	—	—	1,750	[5]	7,350	—		4,404	18,925
	2008	—		—	—	1,805	[5]	3,710	—		—	5,515

(1)	Includes payments or reimbursement for meals, telephone service, valet services, and tax consulting services.

(2)	Life insurance premium for policy required under employment contact. Also includes premium payment for Executive Group Personal Excess Liability Insurance policy written for coverage of $10 million given to all members of the Board of Directors and the SMG, which coverage was instituted in the fourth quarter of 2008, and Long-Term Disability Insurance premium.

(3)	Includes livery services and leased auto adjustment.

(4)	Cost of Executive Health Program available to members of the SMG.

(5)	Includes premium payment for Executive Group Personal Excess Liability Insurance policy written for coverage of $10 million given to all members of the Board of Directors and the SMG, which coverage was instituted in the fourth quarter of 2008, and Long-Term Disability Insurance premium.

(6)	Leased auto adjustment.

(7)	Price of entertainment tickets.

Employment or Other Agreements

Mr. Gerard’s original employment agreement was amended by the First Amended and Restated Employment Agreement, executed March 22, 2007. It extended the term of the original employment agreement to be ongoing and continued the terms of Mr. Gerard’s original October 11, 2000 contract by setting base salary at a minimum of $500,000 per year, with a minimum bonus of $150,000 that was required through 2003, in the absence of any approved performance-based incentive bonus plan such as the EIP. Other terms of the original contract were also continued, including an automobile allowance, participation in CBIZ welfare, incentive plans, maintenance of a $2,000,000 life insurance policy, and reimbursement for certain travel and housing expenses. Consistent with the original contract, if the agreement is terminated by CBIZ without cause or by Mr. Gerard for good reason based on a material alteration of his job duties, a reduction in his base compensation, or a material breach of his agreement, Mr. Gerard is entitled to (1) his base salary and vacation pay through the date of termination, (2) a cash payment equal to two times the sum of his then current base salary and average bonus paid in the three year period preceding the year of termination, (3) maintenance of health and life insurance coverage, and (4) other amounts due through the date of termination. If the agreement is terminated by CBIZ or by Mr. Gerard for good reason related to a change in control of CBIZ, Mr. Gerard is entitled to (1) his base salary and vacation pay through the date of termination, (2) a cash payment equal to 2.99 times the sum of his then current base salary and average bonus paid in the three year period preceding the year of termination, (3) maintenance of health and life insurance coverage, and (4) other amounts due through the date of termination. If the agreement is terminated by CBIZ with cause or by Mr. Gerard without good reason, as defined by the contract, Mr. Gerard is entitled to (1) his base salary and vacation pay through the date of termination, and (2) other amounts due through the date of termination. The contract also contains provisions designed to address certain issues related to Code Sections 162(m) and 409A. The contract contains restrictive covenants that obligate Mr. Gerard to (1) maintain CBIZ’s confidential information, (2) return Company information or other personal and intellectual property, and (3) avoid disparagement of the Company.

Mr. Grisko’s Amended Severance Protection Agreement, executed December 31, 2008, maintains most of the same employment terms as the original Severance Protection Agreement, dated February 1, 2000, but contains amendments designed to address certain issues related to Code Sections 162(m) and 409A. The Amended Agreement continues to entitle him to receipt of an automobile allowance, and participation in CBIZ welfare, pension and incentive benefit plans. In addition, the contract provides for the payment of severance upon termination without cause (including termination resulting from a change of control), or upon a request by the Chairman of the Board that Mr. Grisko resign. Severance would include (1) a cash payment equal to two times the sum of his current year base pay plus the average of his bonus payments for the prior three years, (2) continued participation for two years in CBIZ health and welfare benefit plans, (3) immediate vesting of, and ability to exercise, any unvested but previously granted stock options, (4) receipt of title to any company vehicle then in use by Mr. Grisko, and (5) payment of club membership dues to a private club of his choosing. Mr. Grisko has voluntarily declined to accept club membership dues at this time. The contract contains restrictive covenants that obligate Mr. Grisko to (1) maintain CBIZ’s confidential information, (2) return Company information or other personal and intellectual property, (3) abide by a two-year employee, customer, and supplier nonsolicitation and noninterference term, and (4) avoid disparagement of the Company.

Mr. Grove’s employment agreement, executed December 12, 2000, and amended November 22, 2010, provides for payment of a base salary, continuing discretionary bonuses, an automobile allowance, and participation in CBIZ welfare, pension and incentive benefit plans. In addition, the contract provides for the payment of severance upon termination without cause, or upon voluntary termination due to a change of control. Severance would include (1) a cash payment equal to two times the sum of his current year base pay plus the average of his bonus payments for the prior three years, payable over a twenty-four month period, and (2) continued participation for two years in CBIZ health and welfare benefit plans, and (3) immediate vesting of, and ability to exercise, any unvested but previously granted stock options. The contract also contains provisions designed to address certain issues related to Code Sections 162(m) and 409A. The contract contains restrictive covenants that obligate Mr. Grove to (1) maintain CBIZ’s confidential information, (2) return Company information or other personal and intellectual property, (3) abide by a one-year non-compete, and one-year employee, customer, and supplier nonsolicitation and noninterference term, and (4) avoid disparagement of the Company.

Mr. O’Byrne was originally employed under an executive employment agreement attendant to the sale of his business to CBIZ. This agreement has expired, with the exception of certain restrictive covenants contained therein. Under the CBIZ Executive Severance Policy, Mr. O’Byrne is entitled to six months base pay if he is terminated other than for cause, or twelve months base pay if he is terminated in the event of a change in control. Mr. Sibits is entitled to participate in the compensation programs available to the SMG, and has committed to restrictive covenants comparable to those of Mr. O’Byrne. Under his Confidentiality, Non-solicitation and Non-competition Agreement, Mr. Sibits is entitled to twelve months base pay if he is terminated other than for cause, and he is entitled to twelve months base pay pursuant to the CBIZ Executive Severance Policy if he is terminated in the event of a change in control.

2010 Grants of Plan-Based Awards

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
								Number of	Number of	or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payments Under			Shares of	Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold[1]	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards[2]
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Steven L. Gerard	1-1-10	253,125	506,250	1,012,500	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	40,000	n/a	n/a	270,000
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	n/a	180,000	6.75	376,200
Jerome P. Grisko, Jr.	1-1-10	151,500	303,000	681,750	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	30,000	n/a	n/a	202,500
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	n/a	110,000	6.75	229,900
Ware Grove	1-1-10	98,000	196,000	441,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	25,000	n/a	n/a	168,750
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	n/a	75,000	6.75	156,750
Robert O’Byrne	1-1-10	113,250	226,500	509,630	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	21,000	n/a	n/a	141,750
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	n/a	72,000	6.75	150,480
David Sibits	1-1-10	114,000	228,000	513,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	21,000	n/a	n/a	141,750
	5-13-10	n/a	n/a	n/a	n/a	n/a	n/a	n/a	72,000	6.75	150,480

(1)	Represents range of potential payouts under the EIP. All awards under the EIP are at risk; therefore potential award is $0.00 for each participant if all minimum performance levels are not achieved. “Threshold” values assume lowest award possible assuming Company achieves minimum EPS and MA Targets and that no Individual Performance Award is granted. “Target” values assume Company achieves EPS and MA Targets and that no Individual Performance Award is granted. “Maximum” values assume Company achieves earnings sufficient to meet maximum Target Multiplier for each EPS and MA Target and that the individual is awarded the maximum Individual Performance Award.

(2)	Represents grant date fair value of stock options and restricted stock awards as computed in accordance with FASB ASC Topic 718. This does not reflect taxable income to the individual until restrictions lapse or options are exercised.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
										Equity	Awards:
										Incentive	Market
										Plan	or Payout
				Equity						Awards:	Value of
				Incentive						Number of	Unearned
				Plan Awards:					Market	Unearned	Shares,
				Number of			Number of		Value of	Shares,	Units or
	Number of	Number of		Securities			Shares or		Shares or	Units or	Other
	Securities	Securities		Underlying			Units of		Units of	Other	Rights That
	Underlying	Underlying		Unexercised	Option		Stock That		Stock That	Rights	Have
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not		Have Not	That Have	Not
	Options	Options		Options	Price	Expiration	Vested		Vested	Not Vested	Vested
Name	(#) Exercisable	(#) Unexercisable		(#)	($)	Date*	(#)		($)	(#)	($)

Steven L. Gerard	0	180,000	[1]	n/a	6.75	05-13-2016	40,000	[2]	249,600	n/a	n/a
	45,000	135,000	[1]	n/a	7.70	05-04-2015	30,000	[2]	187,200	n/a	n/a
	82,500	82,500	[1]	n/a	8.23	04-08-2014	18,000	[2]	112,320	n/a	n/a
	82,500	27,500	[1]	n/a	7.57	05-07-2013	6,000	[2]	37,440	n/a	n/a
	55,000	0	[1]	n/a	8.08	04-03-2012	n/a		n/a	n/a	n/a
	30,000	0	[3]	n/a	3.45	04-15-2011	n/a		n/a	n/a	n/a
Jerome P. Grisko, Jr.	0	110,000	[1]	n/a	6.75	05-13-2016	30,000	[2]	187,200	n/a	n/a
	27,500	82,500	[1]	n/a	7.70	05-04-2015	22,500	[2]	140,400	n/a	n/a
	52,500	52,500	[1]	n/a	8.23	04-08-2014	13,500	[2]	84,240	n/a	n/a
	52,500	17,500	[1]	n/a	7.57	05-07-2013	4,500	[2]	28,080	n/a	n/a
	35,000	0	[1]	n/a	8.08	04-03-2012	n/a		n/a	n/a	n/a
	22,000	0	[3]	n/a	3.45	04-15-2011	n/a		n/a	n/a	n/a
Ware Grove	0	75,000	[1]	n/a	6.75	05-13-2016	25,000	[2]	156,000	n/a	n/a
	18,750	56,250	[1]	n/a	7.70	05-04-2015	18,750	[2]	117,000	n/a	n/a
	36,000	36,000	[1]	n/a	8.23	04-08-2014	10,500	[2]	65,520	n/a	n/a
	36,000	12,000	[1]	n/a	7.57	05-07-2013	3,500	[2]	21,840	n/a	n/a
	24,000	0	[1]	n/a	8.08	04-03-2012	n/a		n/a	n/a	n/a
	18,000	0	[3]	n/a	3.45	04-15-2011	n/a		n/a	n/a	n/a
Robert O’Byrne	0	72,000	[1]	n/a	6.75	05-13-2016	21,000	[2]	131,400	n/a	n/a
	18,000	54,000	[1]	n/a	7.70	05-04-2015	15,750	[2]	98,280	n/a	n/a
	36,000	36,000	[1]	n/a	8.23	04-08-2014	10,500	[2]	65,520	n/a	n/a
	36,000	12,000	[1]	n/a	7.57	05-07-2013	3,500	[2]	21,840	n/a	n/a
	18,000	0	[1]	n/a	8.08	04-03-2012	n/a		n/a	n/a	n/a
	3,600	0	[3]	n/a	3.45	04-15-2011	n/a		n/a	n/a	n/a
David Sibits	0	72,000	[1]	n/a	6.75	05-13-2016	21,000	[2]	131,040	n/a	n/a
	18,000	54,000	[1]	n/a	7.70	05-04-2015	15,750	[2]	98,280	n/a	n/a
	15,000	15,000	[1]	n/a	8.23	04-08-2014	7,500	[2]	46,800	n/a	n/a
	15,000	5,000	[1]	n/a	7.36	05-14-2013	3,000	[2]	18,720	n/a	n/a

*	Options expire six (6) years after the date of grant.

(1)	Grant of options under 2002 Amended and Restated Stock Incentive Plan. Option vesting is time-based in increments of 25% in each of the four years following the grant date. Options expire after six years.

(2)	Grant of restricted shares under 2002 Amended and Restated Stock Incentive Plan, an Equity Incentive Plan. Restrictions are time-based and lapse in increments of 25% in each of the four years following the grant date.

(3)	Grant of options under 2002 Amended and Restated Stock Incentive Plan, an Equity Incentive Plan. Option vesting is time-based in increments of 20% in each of the five years following the grant date. Options expire after six years.

Option Exercises and Stock Vested in 2010

	Option Awards			Stock Awards
	Number of Shares		Value Realized on	Number of Shares
	Acquired on Exercise		Exercise[1]	Acquired on Vesting	Value Realized on Vesting[1]
Name	(#)		($)	(#)	($)

Steven L. Gerard	30,000	[2]	60,245	31,333	211,618
Jerome P. Grisko	22,000	[3]	43,825	23,667	159,842
Ware Grove	18,000	[4]	37,089	19,083	129,043
Robert O’Byrne	14,400	[5]	35,731	18,083	121,903
David Sibits	0		0	12,000	82,432

(1)	This amount represents the total taxable compensation on the exercise of options or vesting of restricted shares, as applicable, prior to payment of taxes, commissions, transaction fees, and handling fees.

(2)	Of these shares, 6,141 were retained, 23,859 were sold to cover the exercise price of the options, the exercise fees paid to the Stock Incentive Plan Administrator, and applicable federal, state and local taxes.

(3)	Of these shares, 4,500 were retained. 17,500 were sold to cover the exercise price of the options, the exercise fees paid to the Stock Incentive Plan Administrator, and applicable federal, state and local taxes.

(4)	Of these shares, 2,696 were retained. 15,304 were sold to cover the exercise price of the options, the exercise fees paid to the Stock Incentive Plan Administrator, and applicable federal, state and local taxes.

(5)	Of these shares, 3,578 were retained. 10,822 were sold to cover the exercise price of the options, the exercise fees paid to the Stock Incentive Plan Administrator, and applicable federal, state and local taxes.

2010 Non-qualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Aggregate Balance
	in Last FY1	in Last FY	in Last FY	Distributions	at Last FYE[2]
Name	($)	($)	($)	($)	($)

Steven L. Gerard	214,747	0	152,514	0	3,748,702
Jerome P. Grisko, Jr.	48,906	0	6,521	150,738	802,957
Ware H. Grove	97,626	0	162,122	0	1,182,180
Robert O’Byrne	0	0	0	0	0
David Sibits	0	0	0	0	0

(1)	Contributions are derived entirely from salary, bonus, and non-equity incentive plan compensation already reported for each individual in the Summary Compensation Table.

(2)	Reflects amounts reported in the Summary Compensation Table in prior years.

The CBIZ Employee Non-qualified Deferred Compensation Plan allows participants to contribute up to 25% of their base compensation, and up to 100% of any commission and bonus compensation earned throughout the year, and to invest such compensation in one or more of 14 stock, bond and money market investment funds. The 2010 at-market rates of return of the investment choices available to participants ranged from 0.0% to 28.03%, depending on each participant’s fund selections. Contributions are deposited into a rabbi trust, a grantor trust that limits management’s ability to use deposits in the trust by isolating the funds from the Company’s working capital. Money in the trust is always subject to the claims of the Company’s general creditors. Contributors’ interests in the trust are not subject to assignment, alienation, pledge, or attachment. Withdrawals and payouts generally are only permitted upon retirement or expiration of a term of years established by the participant in advance of contributions. Following death and disability, distributions are made as soon as administratively possible. Hardship withdrawals are permitted only under restricted circumstances. In the event of termination of employment, all funds in a participant’s account are payable to the participant no earlier than six months following termination, except for funds in designated retirement accounts once an employee has completed ten years of employment service, which retirement account funds are payable over a period of up to ten years. All payouts and changes to distribution elections are subject to the provisions of Code Section 409A. There is no employer match in this program.

Potential Payments upon Termination or Change in Control

The table on pg. 48 reflects the amount of compensation that would be payable to each of the named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not “for cause” termination, termination following a change of control and in the event of disability or death of the executive is shown. The Company does not have an early retirement plan, and the named executive officers do not have agreements calling for or permitting payments based upon an early retirement. The amounts shown assume termination was effective as of December 31, 2010, and are estimates of the amounts that would be paid to the executives upon their termination, as a result of their termination, or as a result of a change in control. The table does not include payments of already vested sums or rights that are due and owing to the employee by virtue of their service through the date of termination, assumed to be December 31, 2010. Moreover, the actual amounts that would actually be paid can only be determined at the time of such executive’s actual separation from the Company.

Payments Made Upon Termination or Retirement

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. These payments are not caused or precipitated by termination or change in control, and are payable or due to any employee of the Company regardless of whether or not the employee was terminated or a change in control has occurred. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	vested option or restricted share grants pursuant to the 2002 SIP or its predecessor plan; and

•	vested amounts under the CBIZ Employee Retirement Savings Plan and the Non-qualified Deferred Compensation Plan.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination or Retirement” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s group life insurance plan, as appropriate. Each CBIZ employee receives an automatic death benefit of up to one times their annual base salary, up to a maximum of $50,000, paid by a life insurance carrier. CBIZ pays the de minimus monthly premium per person for this group benefit policy. Supplemental life insurance policies are available to all CBIZ employees as well, at an additional cost borne by the employee. The applicable life insurance carriers, and not CBIZ, pay death benefits under these policies.

All CBIZ employees are eligible for short-term disability payments, which are limited to 60% of the employee’s base pay for a maximum period of 26 weeks, and are paid for by the Company. Thereafter, named executive officer employees, if suffering from a permanent total disability and enrolled in the Company’s Long-Term Disability program, may receive up to 60% of the employee’s pay up to a maximum monthly benefit of $10,000, which is paid for by the Long-Term Disability plan insurance carrier. Actual coverage and maximum benefits are dependent solely on the nature of a particular disability, the employee’s age, and the position of an employee at the time disability occurs.

		Before Change in		After Change in
		Control		Control
		Termination		Termination
		w/o Cause or for		w/o Cause or		Voluntary
Name	Benefit	Good Reason		for Good Reason		Termination	Death		Disability

Steven L. Gerard	Severance Pay	2,693,334	[1]	4,026,534	[2]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		262,500	[4]
	Option Acceleration	83,700	[5]	83,700	[5]	n/a	n/a		n/a
	Restricted Stock Acceleration	586,560	[6]	586,560	[6]	n/a	n/a		n/a
	2 Years Benefits Continuation	260,524	[7]	260,524	[7]	n/a	n/a		n/a
Jerome P. Grisko, Jr.	Severance Pay	1,931,080	[8]	1,931,080	[8]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		211,500	[4]
	Option Acceleration	61,380	[9]	61,380	[9]	n/a	n/a		n/a
	Automobile	58,300	[10]	58,300	[10]	n/a	n/a		n/a
	2 Years Benefits Continuation	21,446	[11]	21,446	[11]	n/a	n/a		n/a
	Club Membership	—	[12]	—	[12]	n/a	n/a		n/a
Ware Grove	Severance Pay	1,328,000	[13]	1,328,000	[13]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		177,600	[4]
	Option Acceleration	50,220	[14]	50,220	[14]	n/a	n/a		n/a
	2 Year Benefits Continuation	21,446	[15]	21,446	[15]	n/a	n/a		n/a
Robert O’Byrne	Severance Pay	226,500	[16]	453,000	[17]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		195,900	[4]
	Option Acceleration	n/a		10,044	[18]	n/a	n/a		n/a
David Sibits	Severance Pay	456,000	[19]	456,000	[17]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		196,800	[4]
	Option Acceleration	n/a		0	[18]	n/a	n/a		n/a

(1)	Amount represents two times the sum of the then current year base salary plus the average of three prior year bonuses, pursuant to CEO’s First Amended and Restated Employment Agreement.

(2)	Amount represents 2.99 times the sum of the then current year base salary plus the average of three prior year bonuses, pursuant to CEO’s First Amended and Restated Employment Agreement.

(3)	Death benefits under life insurance policies are not paid by the Company. Any death benefit is paid by the applicable insurance carrier. Each named executive officer is eligible to receive the $50,000 death benefit paid by a group life insurance carrier. Mr. Gerard is enrolled in a supplemental life insurance program purchased through the Company from a group life carrier for which he pays the premiums, and holds a $2,000,000 life insurance policy called for under his First Amended and Restated Employment Agreement for which the Company pays his premiums. Messrs. Grisko and O’Byrne also are enrolled in a supplemental life insurance program, purchased through the Company from a group life carrier, for which they pay the premiums.

(4)	Benefits shown represent the first year of disability payments assuming total permanent disability. Benefits are payable under the CBIZ Short-Term Disability plan, which amount to 60% of the employee’s pay for a maximum period of 26 weeks, and the Company’s Long-Term Disability program (“LTD”), which amount to 60% of the employee’s pay up to a maximum monthly benefit of $10,000 for permanent total disability. After the first year following disability, payments are only under the LTD, with benefits amounting to a maximum of $120,000 per year, until maximum benefits are reached, for each named executive officer. Actual coverage and maximum benefits are dependent solely on the nature of a particular disability. For those aged under 63, LTD benefits terminate at age 65.

(5)	Value is calculated as the number of in-the-money options at December 31, 2010 multiplied by the difference between the closing price on the last trading day of 2010 and the exercise price for each share. Payable pursuant to CEO’s First Amended and Restated Employment Agreement.

(6)	Value is calculated as the number of restricted shares held by executive at December 31, 2010 multiplied by the closing price on the last trading day of 2010. Payable pursuant to CEO’s First Amended and Restated Employment Agreement.

(7)	Cost of maintaining benefits in which CEO was enrolled at the end of 2010 for period of two years, as required by First Amended and Restated Employment Agreement. At the end of 2010, the CEO was also enrolled in a $2,000,000 life insurance program called for under the CEO’s First Amended and Restated Employment Agreement, as well as a supplemental life insurance policy for which the CEO himself pays.

(8)	Amount represents two times the sum of the then current year base salary plus the average of his bonus payments for the prior three years, pursuant to President’s Amended Severance Protection Agreement.

(9)	Value is calculated as the number of in-the-money options held by executive at December 31, 2010 multiplied by the difference between the closing price on the last trading day of 2010 and the exercise price for each share. Payable pursuant to President’s Amended Severance Protection Agreement.

(10)	Kelley Blue Book value of current automobile provided to executive by the Company, the title of which must be transferred to President for any termination other than for cause, pursuant to his Amended Severance Protection Agreement.

(11)	Represents continuation for a period of two years, as required by President’s Amended Severance Protection Agreement, of President’s 2010 year-end medical, dental, and vision plans, as well as a small supplemental life policy, which benefits were available to all CBIZ employees.

(12)	President’s Amended Severance Protection Agreement calls for payment of membership fees in a club of President’s choice. Currently, President has voluntarily foregone club membership called for by the agreement, and therefore a value of this amount cannot be determined at this time.

(13)	Amount represents two times the sum of the then current year base salary plus the average of his bonus payments for the prior three years, payable over 24 months, pursuant to CFO’s employment agreement.

(14)	Value is calculated as the number of in-the-money options held by executive at December 31, 2010 multiplied by the difference between the closing price on the last trading day of 2010 and the exercise price for each share. Payable pursuant to CFO’s Amended Employment Agreement.

(15)	Represents continuation for a period of two years, as required by CFO’s employment agreement, of CFO’s 2010 year-end medical, dental, vision plans, as well as a small supplemental life policy, which benefits were available to all CBIZ employees.

(16)	Amount represents six months base pay for terminations other than for cause, pursuant to the CBIZ Executive Severance Policy.

(17)	Amount represents one year base pay for terminations related to change in control, pursuant to the CBIZ Executive Severance Policy.

(18)	Option awards are accelerated pursuant to the terms of the Amended and Restated 2002 CBIZ, Inc. Stock Incentive Plan. Value is calculated as the number of in-the-money options held by executive at December 31, 2010 multiplied by the difference between the closing price on the last trading day of 2010 and the exercise price for each share.

(19)	Amount represents one year base pay for terminations other than for cause, pursuant to the Executive’s Confidentiality, Non-solicitation and Non-competition Agreement.

Director Compensation

For fiscal 2010, Non-Employee Director compensation consisted of:

•	a $40,000 annual retainer paid either in cash or into the CBIZ Non-Employee Director Deferred Compensation Plan;

•	a $10,000 Audit Committee Chair fee and a $5,000 Committee Chair fee to the chairmen of the Nominating and Governance, and Compensation Committees of the Board;

•	a meeting attendance fee of $1,500 for each board and committee meeting attended; and

•	an annual equity grant of 8,000 restricted shares to each Non-Employee Director, with restrictions lapsing on one-half of the shares on each of the first and second anniversaries of the date of grant. The annual equity grant is awarded at, or shortly after, the first regularly scheduled meeting of the Compensation Committee each year. The equity grant is awarded upon passage of a resolution of the Committee and the time-lapsing of restrictions is tied to the date of the actual grant.

Our Non-Employee Directors are permitted to participate in the CBIZ Non-Employee Director Deferred Compensation Plan. Directors may direct that their retainer and meeting attendance fees be deposited into the Plan. There is no matching payment into the Plan by the Company, and directors may select from the same investment choices available to participants in the CBIZ Employee Nonqualified Deferred Compensation Plan. During 2010, the rates of return for these investment choices ranged from 0.0% to 28.03%, depending on a participant’s fund selections.

Non-Employee Directors receive no compensation other than directors’ fees and the noted equity grant. Employee directors receive no director fee compensation.

Director Compensation Table

						Change in Pension Value
					Non-Equity	and Nonqualified
	Fees Earned or			Option	Incentive Plan	Deferred	All Other
	Paid in Cash		Stock Awards	Awards	Compensation	Compensation Earnings	Compensation	Total
Name	($)		($)[1]	($)	($)	($)	($)[2]	($)

Rick L. Burdick	0		55,600	0	0	66,000 [3]	1,750	123,350
Michael H. DeGroote	58,000	[4]	55,600	0	0	0	1,750	115,350
Joseph S. DiMartino	72,000	[5]	55,600	0	0	0	1,750	129,350
Richard C. Rochon	82,000	[6]	55,600	0	0	0	1,750	139,350
Todd J. Slotkin	82,000	[7]	55,600	0	0	0	1,750	139,350
Donald V. Weir	83,000	[8]	55,600	0	0	0	1,750	140,350
Benaree Pratt Wiley	0		55,600	0	0	67,000 [9]	1,750	124,350

(1)	Amount represents grant date fair value of 8,000 shares of restricted stock awarded to each non-employee director in 2010 as computed in accordance with FASB ASC Topic 718. This does not reflect taxable income to the individual until restrictions lapse. On December 31, 2010, the aggregate number of unvested restricted stock awards held by each of Messrs. Burdick, DeGroote, DiMartino, Rochon, Slotkin, and Weir and Ms. Wiley was 12,000 shares.

(2)	Amount represents Executive Group Personal Excess Liability Insurance premium payments. An Excess Liability policy written for coverage of $10 million is provided to all members of the Board of Directors and the SMG. Other than premium payments for this coverage, no Other Compensation is provided to Directors.

(3)	No preferential payments are made by the Company to the participants of the plan. Contributions consist of annual retainer fee, Nominating and Governance Committee Chairman fees, and fees for attending meetings of the Nominating & Governance Committee and of the Board. The plan recorded earnings on contributions. On 12-31-10, the aggregate number of unvested restricted stock awards held by Mr. Burdick was 12,000 shares.

(4)	Annual retainer fee and fees for attending meetings of the Board. On 12-31-10, the aggregate number of unvested restricted stock awards held by Mr. DeGroote was 12,000 shares, and the aggregate number of unexercised stock option awards was 50,000 shares.

(5)	Annual retainer fee, Compensation Committee Chairman fee, and fees for attending meetings of the Compensation Committee, the Nominating & Governance Committee, and of the Board. On 12-31-10, the aggregate number of unvested restricted stock awards held by Mr. DiMartino was 12,000 shares.

(6)	Annual retainer fee and fees for attending meetings of the Audit Committee, Compensation Committee, the Nominating & Governance Committee, and of the Board. On 12-31-10, the aggregate number of unvested restricted stock awards held by Mr. Rochon was 12,000 shares.

(7)	Annual retainer fee and fees for attending meetings of the Compensation Committee, the Nominating & Governance Committee and of the Board. On 12-31-10, the aggregate number of unvested restricted stock awards held by Mr. Slotkin was 12,000 shares.

(8)	Annual retainer fee, Audit Committee Chairman fee, and fees for attending meetings of the Audit Committee, the Nominating & Governance Committee, and of the Board. On 12-31-10, the aggregate number of unvested restricted stock awards held by Mr. Weir was 12,000 shares.

(9)	No preferential payments are made by the Company to the participants of the plan. Contributions consist of annual retainer fee and fees for attending meetings of the Compensation Committee, the Nominating & Governance Committee, and of the Board. On 12-31-10, the aggregate number of unvested restricted stock awards held by Ms. Wiley was 12,000 shares, and the aggregate number of unexercised stock option awards was 50,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of certain agreements and transactions between or among CBIZ and certain related parties. It is CBIZ’s policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on CBIZ’s experience and the terms of its transactions with unaffiliated parties, it is the Audit Committee of the Board of Directors’ and management’s belief that the transactions described below met these standards at the time of the transactions. Management reviews these transactions as they occur and monitors them for compliance with the Company’s Code of Conduct, internal procedures and applicable legal requirements. The Audit Committee reviews and ratifies such transactions annually, or as they are more frequently brought to the attention of the Committee by the Company’s Vice President of Internal Audit, General Counsel or other members of management.

Pursuant to an agreement entered into on September 14, 2010, by CBIZ with its largest shareholder, Westbury (Bermuda) Ltd. (“Westbury”), a company organized by CBIZ founder Michael G. DeGroote, CBIZ purchased 7,716,669 shares of CBIZ’s common stock at $6.25 per share for a total cost of approximately $48.2 million. Pursuant to the Westbury Agreement, CBIZ also purchased an option for $5.0 million, which expires on September 30, 2013, to purchase up to approximately 7.7 million shares of CBIZ’s common stock at a price of $7.25 per share, which constitutes the remaining shares of CBIZ’s common stock held by Westbury.

A number of the businesses acquired by CBIZ are located in properties that are indirectly owned by persons employed by CBIZ, none of whom are members of CBIZ’s senior management. In the aggregate, CBIZ paid approximately $0.8 million, $1.0 million and $1.2 million for the years ended December 31, 2010, 2009 and 2008, respectively, under such leases which management believes were at market rates. None of these properties are owned by or leased from any member of the SMG.

Rick L. Burdick, a director of CBIZ, is a partner of Akin Gump Strauss Hauer & Feld LLP (“Akin, Gump”). Akin, Gump performed legal work for CBIZ during 2010, 2009 and 2008 for which the firm received approximately $0.8 million, $0.4 million and $0.9 million and from CBIZ, respectively.

Michael H. DeGroote, a director of CBIZ, is the son of Michael G. DeGroote, who is the settlor and current beneficiary of Westbury Trust. Westbury Trust beneficially owns its shares of common stock through Westbury (Bermuda) Ltd., a Bermuda limited corporation which is 100 percent owned by Westbury Trust. Westbury Trust and Westbury (Bermuda) Ltd. are the Company’s largest stockholders. He is also an officer or director of various privately held companies that obtain several types of insurance coverage through CBIZ. The commissions paid to CBIZ for the years ended December 31, 2010, 2009 and 2008 were approximately $0.1 million.

Richard C. Rochon, a director of CBIZ, is also an officer or director of various entities which secure several types of insurance coverage through CBIZ. The commissions paid to CBIZ for the purpose of securing such coverage totaled approximately $0.2 million for each of the years ended December 31, 2008 and 2007. During 2010 and 2009, no coverage for these entities was acquired through CBIZ following the disposition of these entities by Mr. Rochon’s investment group.

Robert A. O’Byrne, President, Employee Services, has an ownership interest in a partnership that receives commissions from CBIZ that are paid to certain eligible benefits and insurance producers in accordance with a formal program to provide benefits in the event of death, disability, retirement or other termination. The program was in existence at the time CBIZ acquired the former company, of which Mr. O’Byrne was an owner. During 2010, the partnership did not receive any payments from CBIZ, and received approximately $0.1 million from CBIZ during the year ended December 31, 2009, and $0.2 million for the year ended December 31, 2008.

CBIZ maintains joint-referral relationships and administrative service agreements with independent licensed CPA firms under which CBIZ provides administrative services in exchange for a fee. These firms are owned by licensed CPAs who are employed by CBIZ subsidiaries, and provide audit and attest services to clients including CBIZ’s clients. The CPA firms with which CBIZ maintains service agreements operate as limited liability companies, limited liability partnerships or professional corporations. The firms are separate legal entities with separate governing bodies and officers. CBIZ has no ownership interest in any of these CPA firms, and neither the existence of the administrative service agreements nor the providing of services there under is intended to constitute control of the CPA firms by CBIZ. CBIZ and the CPA firms maintain their own respective liability and risk of loss in connection with performance of each of its respective services, and CBIZ does not believe that its arrangements with these CPA firms result in additional risk of loss.

CBIZ acted as guarantor for letters of credit for a CPA firm with which it has an affiliation. The letters of credit totaled $3.4 million and $2.6 million as of December 31, 2010 and 2009, respectively. CBIZ has recognized a liability for the fair value of the obligations undertaken in issuing these guarantees, which is recorded as other current liabilities in the Company’s Form 10-K for the year ended December 31, 2010. Management does not expect any material changes to result from these instruments as performance is not expected to be required.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CBIZ’s officers and directors, and persons who own more than 10% of a registered class of CBIZ’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish CBIZ with copies of all Section 16(a) reports they file.

Based on our review of copies of Section 16(a) reports received by the Company, or written representations from reporting persons that no other reports were required for such persons, CBIZ believes that during the 2010 fiscal year, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements in a timely fashion.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2010. All outstanding awards relate to our common stock.

	A		B	C
				Number of securities
				remaining available for
				future issuance under
	Number of securities to be			equity compensation
	issued upon exercise of		Weighted average exercise	plans (excluding
	outstanding options		price of outstanding options	securities reflected in
Plan Category	(shares)		($)	column A)
Equity compensation plans approved by shareholders	5,653,303	[1]	$7.42	5,878,332	[2]

Equity compensation plans not approved by shareholders	0		0	0

Total	5,653,303		$7.42	5,878,332

(1)	Stock option awards under the Amended and Restated 2002 CBIZ, Inc. Stock Incentive Plan.

(2)	Includes reduction for currently issued restricted stock.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Proxy Statement distributed to the Stockholders prior to the 2012 Annual Meeting of Stockholders, a stockholder proposal pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be received by CBIZ not later than December 10, 2011. It is suggested that proponents submit their proposals by certified mail, return receipt requested, to the Corporate Secretary at the address provided below. Detailed information for submitting resolutions will be provided upon written request to CBIZ’s Corporate Secretary at CBIZ, Inc., 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131, Attention: Corporate Secretary. With respect to any stockholder proposal not submitted pursuant to SEC Rule 14a-8 under the Exchange Act in connection with the 2012 Annual Meeting of Stockholders, the proxy for such meeting will confer discretionary authority to vote on such proposal unless CBIZ is notified of such proposal no later than February 23, 2012 and the proponent complies with the other requirements set forth in SEC Rule 14a-4(c) under the Exchange Act. No stockholder proposals were received for inclusion in this proxy statement.

EXPENSES OF SOLICITATION

CBIZ is soliciting proxies and bears the expense of preparing and mailing the materials in connection with the solicitation of proxies, as well as the cost of solicitation. Computershare Investor Services’s (“Computershare”) subsidiary, Georgeson Shareholder Communications, Inc. (“Georgeson”) has been retained by CBIZ to assist in the solicitation of proxies. Computershare, which has a contract to act as the transfer agent for CBIZ, will not be paid any additional fees for these services. Georgeson will be reimbursed for its broker search and mailing expenses. Computershare will receive reimbursement of out-of-pocket expenses it incurs in connection with its efforts. In addition, CBIZ will reimburse brokers, nominees, banks and other stockholders of record for their expenses incurred in forwarding proxy materials to beneficial owners. CBIZ expects that the solicitation of proxies will be primarily by mail, but directors, officers and employees of CBIZ may solicit proxies by personal interview, telephone or telecopy. These persons will receive no additional compensation for such services.

CBIZ’s Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements and a Letter to Stockholders is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. CBIZ will mail additional copies of its Annual Report on Form 10-K for the year ended December 31, 2010, to each stockholder or beneficial owner of shares of common stock without charge upon such person’s written request to the Investor Relations Department at CBIZ’s Executive Offices at 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

HOUSEHOLDING

Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and own shares of our common stock in an account at the same brokerage firm, bank, or other nominee, we delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs, and helps the environment. Shareholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice or set of proxy materials to a shareholder at a shared address to which a single copy of the materials was delivered. A shareholder who wishes to receive a separate copy of the Notice or proxy materials for the Annual Meeting should submit this request by contacting CBIZ’s Corporate Secretary at 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131, phone (216) 447-9000. If you would like to opt out of householding, please contact your broker, bank, or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER MATTERS

Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The Board of Directors has designated the proxies named therein.

By Order of the Board of Directors,

Michael W. Gleespen, Corporate Secretary

Cleveland, Ohio
April 8, 2011

Appendix A

CBIZ, INC. 2002 AMENDED AND RESTATED STOCK INCENTIVE PLAN

(Amended and Restated as of May 12, 2011)

Introduction

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, and/or directors and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the profitability of the Company’s businesses and increases in Company shareholder value. This Plan is an amendment and restatement, effective as of the Effective Date, of the CBIZ, Inc. Amended and Restated 1996 Employee Stock Option Plan (the “Prior Plan”). All grants or awards that were made under the Prior Plan prior to the Effective Date shall continue to be governed by the terms of the Prior Plan, except to the extent specific provisions of this Plan shall be expressly made applicable.

SECTION 1. Definitions

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

“Award” means a Stock Option, Stock Appreciation Right, Performance Award, or other stock-based award granted under the Plan.

“Award Cycle” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining an awardee’s right, and the payment of, a Performance Award.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Individual Agreement to which the awardee is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the awardee for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the awardee’s employment duties, (C) willful and deliberate failure on the part of the awardee to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the awardee, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

“Change in Control” and “Change in Control Price” have the meanings set forth in Sections 10(b) and (c), respectively.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference in the Plan to the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means the Committee referred to in Section 2.

“Common Stock” means common stock, par value $0.01 per share, of the Company.

“Company” means CBIZ, Inc., a Delaware corporation, and any successor thereto.

“Covered Employee” means an awardee designated prior to the grant of a Performance Award by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Performance Award is expected to be taxable to such awardee.

“Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Disability” means, unless otherwise provided by the Committee, “permanent and total disability” within the meaning of Code Section 22(e)(3).

“Early Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

“EBITDA” means earnings before interest expense, income taxes, depreciation and amortization and gain or loss on sale of operations.

“Effective Date” means May 17, 2002.

“Eligible Awardees” means officers, employees, directors (whether or not officers or employees), independent contractors and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees (subject to applicable rules relating to grants of Incentive Stock Options) who have accepted offers of employment from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates. Eligible independent contractors or consultants described above may be individuals or entities, including without limitation partnerships or corporations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price on any national exchange listing the Company’s Common Stock on the Date of Grant , or if the shares were not traded on such national exchange on such Date of Grant, then on the next preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

“Incentive Stock Option” means any Stock Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

“Individual Agreement” means an employment or similar agreement between an awardee and the Company or one of its Subsidiaries or Affiliates.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after age 65.

“Qualified Performance-Based Award” means a Performance Award designated as such by the Committee at the time of award, based upon a determination that (i) the awardee is or may be a Covered Employee in the year in which the Company would expect to be able to claim a federal income tax deduction with respect to such Performance Award and (ii) the Committee intends that such Award qualify for the Section 162(m) Exemption.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for an Award Cycle with respect to any Performance Award under the Plan and shall consist of one or more of the following measures: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes, from continuing operations or otherwise); net revenue or net revenue growth; gross profit or gross profit growth; operating profit (before or after taxes); return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); earnings before or after taxes, interest, depreciation, and amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; objective measures of customer satisfaction; working capital targets;

measures of economic value added; inventory control; enterprise value; sales; debt levels and net debt; combined ratio; timely launch of new facilities; client retention; employee retention; performance relative to budget; unit volume, safety performance targets; objective measures of personal targets, goals or completion of projects; any of the foregoing on a non-GAAP adjusted basis; or any combination of the foregoing. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate.

“Performance Formula” means, for an Award Cycle, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular awardee, whether all, some portion but less than all, or none of the Performance Award has been earned for the Award Cycle.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Award under Section 7 or other stock-based Awards under Section 9. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the Performance Criteria, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

“Performance Award” means an Award granted under Section 7.

“Plan” means the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan, as set forth herein and as amended from time to time.

“Prior Plan” means the CBIZ, Inc. Amended and Restated 1996 Employee Stock Option Plan, as in effect immediately prior to the Effective Date.

“Retirement” means Normal or Early Retirement.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

“Stock Appreciation Right” means an Award granted under Section 6.

“Stock Option” means an Award that is granted under Section 5 and that consists of the right to purchase shares of Common Stock.

“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Termination of Employment” means the termination of the awardee’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. An awardee employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the awardee does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. Administration

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than three directors, and shall be appointed by and serve at the pleasure of the Board. All members of the Committee shall qualify as “outside directors” for purposes of the Section 162(m) Exemption and as “Non-Employee Directors,” for purposes of Rule 16b-3.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Awardees.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) To select the Eligible Awardees to whom Awards may from time to time be granted;

(b) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Performance Awards or any combination thereof are to be granted hereunder;

(c) To determine the number of shares of Common Stock to be covered by an Award granted hereunder;

(d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the awardee, the Company or any Subsidiary or Affiliate) and any vesting acceleration regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or otherwise exercise discretion that is inconsistent with the requirements of the Section 162(m) Exemption in the case of Awards that are intended to rely on such exemption; provided further, however, that, notwithstanding any other provisions of the Plan, stockholder approval shall be required for any action by the Committee (other than action taken pursuant to Section 3(c)) to (i) reduce the exercise price of an outstanding Stock Option or Stock Appreciation Right; (ii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash or any other Award; (iii) grant a new Stock Option or Stock Appreciation Right in connection with the cancellation or termination (other than through exercise or expiration of its term) of a prior granted Stock Option or Stock Appreciation Right, where the exercise price of such newly granted Stock Option or Stock Appreciation Right is less than the exercise price of such prior granted Stock Option or Stock Appreciation Right; or (iv) take any action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(f) To determine to what extent and under what circumstances the issuance of Common Stock and the payment of other amounts payable with respect to an Award shall be deferred; and

(g) To determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(l) and 6(b)(ii).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret, administer, reconcile any inconsistency, correct any defect or supply any omission in the Plan and any instrument or agreement relating to an Award under the Plan and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate administrative responsibilities with respect to the Plan. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan awardees.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. Common Stock Subject to Plan

(a) Maximum Number of Shares.  The maximum number of shares of Common Stock that may be issued to awardees and their beneficiaries under the Plan shall be 15,000,000, which number shall include those shares that are available for grants under the Prior Plan. No Eligible Awardee may be granted in any fiscal year of the Company Stock Options, Stock Appreciation Rights or any stock-based Awards under Section 9 hereof (excluding dividend equivalents), or any combination of such Awards, covering in excess of 1,000,000 shares of Common Stock. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. After May 12, 2011, no more than 3,200,000 shares can be granted in connection with Awards under the plan other than Stock Options and Stock Appreciation Rights.

(b) Certain Counting Rules.  If any Award is forfeited, or if it terminates, expires, lapses without being exercised or is cashed out pursuant to Section 5(l) hereof or otherwise, or an Award is exercised for, or is settled with, cash, any shares of Common Stock subject to such Awards shall again be available for issuance in connection with Awards under the Plan. Shares of Common Stock used to pay the exercise price or tax obligations, or shares not issued in connection with settlement of a Stock Option or Stock Appreciation Right or that are used or withheld to satisfy tax obligations of an awardee shall, notwithstanding anything herein to the contrary, not be available again for Awards under the Plan.

(c) Changes in Capitalization.  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such equitable substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights to be granted to any awardee, in the number, kind and exercise price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. Unless otherwise determined by the Committee or Board, any adjustments to Incentive Stock Options shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code and any adjustments to Stock Options shall be made in a manner which does not result in a violation of Section 409A of the Code.

(d) Substitute Awards.  Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

SECTION 4. Eligibility

Subject to any other restrictions set forth herein, Awards may be granted or awarded under the Plan only to Eligible Awardees who have entered into Award agreements or who have received written notification from the Committee or from a person designated by the Committee, that they have been selected to participate in the Plan.

SECTION 5. Stock Options

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to Eligible Awardees set forth in Section 3. Incentive Stock Options may be granted only to officers or other employees of the Company and its parent or subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code). In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason a Stock Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

Stock Options shall be evidenced by option agreements (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)), the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The Company shall notify an Eligible Awardee of any grant of a Stock Option, and an option agreement or agreements shall be duly executed and delivered by the Company to such optionee. Such agreement or agreements shall become effective as of the Date of Grant upon execution by the Company and the optionee.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise price.  The exercise price per share of Common Stock shall not be less than the greater of the par value or the Fair Market Value of a share of the Common Stock on the Date of Grant; provided, however, that in the event the optionee of an Incentive Stock Option owns (or is deemed to own pursuant to Section 424(d) of the Code), at the time such Stock Option is awarded or granted, more than ten percent (10%) of the voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code), the exercise price shall not be less than 110% of such Fair Market Value.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than six (6) years after the date the Stock Option is granted, and no more than five (5) years after such date in the case of an Incentive Stock Option granted to an Employee who is a more than ten percent (10%) shareholder as described in Section 5(a) above on the date of award or grant.

(c) Exercisability.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option vests or becomes exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise.  Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the

Stock Option is granted and provided, further, that such already owned shares shall have been held by the optionee for at least six (6) months (or such shorter or longer period required to avoid a charge to earnings for financial accounting purposes) at the time of exercise or shall have been purchased on the open market.

If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the exercise price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class and/or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), only at such time as the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

(e) Notification Upon Disqualifying Disposition of an Incentive Stock Option.  Each awardee of an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable awardee until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc.  Notwithstanding the foregoing, in no event shall an awardee be permitted to exercise a Stock Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

(g) Nontransferability of Stock Options.  No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to a family member or members of the optionee, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee.

(h) Termination by Death.  Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one (1) year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(i) Termination by Reason of Disability.  Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Termination of

Employment, or on such accelerated basis as the Committee may determine, for a period of one (1) year (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j) Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(k) Other Terminations.  Unless otherwise determined by the Committee: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate upon such termination; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the period of the earlier of three (3) months from the date of such Termination of Employment or the expiration of the stated term of such Stock Option; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for the shorter of (x) the longer of (i) one (1) year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(l) Cashing Out of Stock Option.  On receipt of written notice of exercise, the Committee (but not the optionee) may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the exercise price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out.

(m) Change in Control Cash-Out.  Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at the time of grant or thereafter, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock

Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(m) shall have been exercised.

(n) [Reserved]

SECTION 6. Stock Appreciation Rights

(a) Grant and Exercise.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(g).

(iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise at such time.

SECTION 7. Performance Awards

(a) Administration.  Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. A Performance Award shall consist of the conditional right to receive shares of Common Stock, cash (including cash bonuses determined with or without reference to shares of Common Stock) or a combination of such shares and cash based upon the attainment of specified goals over the term of an Award Cycle. In the event Performance Awards consist of a conditional right to receive cash bonuses, such bonuses may be expressed as percentages of a bonus pool that is established in accordance with the requirements of the Section 162(m) Exemption.

(b) Terms and Conditions.  Performance Awards shall be subject to the following terms and conditions:

(i) The Committee may, prior to or at the time of the grant, designate a Performance Award as a Qualified Performance-Based Award, in which event it shall condition the settlement thereof upon the attainment of one or more Performance Goals and shall otherwise structure the Award so as to qualify for the Section 162(m) Exemption. In the case of a Qualified Performance-Based Award, within the first ninety (90) days of an Award Cycle (or, if longer or shorter, within the maximum period allowed under the Section 162(m) Exemption), the Committee shall determine the Eligible Awardees to whom and the time or times at which Performance Awards shall be awarded, the amount of cash or the number of shares of Common Stock that may be paid or issued pursuant to Performance Awards awarded to any Eligible Awardee or any group of Eligible Awardees, the duration of the applicable Award Cycle, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. If the Committee does not designate a Performance Award as a Qualified Performance-Based Award, it may nevertheless condition the settlement thereof upon the attainment of one or more Performance Goals. Regardless of whether Performance Awards are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the awardee. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each awardee. Subject to the provisions of the Plan and the Performance Award Agreement referred to in Section 7(b)(vi), Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. Over any period of five fiscal years of the Company the sum of any cash paid, and the Fair Market Value, as of the date of payment or issuance, of any shares of Common Stock paid or issued, to an awardee pursuant to Qualified Performance-Based Awards may not exceed ten percent (10%) of the reported EBITDA of the Company and its Affiliates for such five year period.

(ii) Except to the extent otherwise provided in the applicable Performance Award Agreement (or other governing document), upon an awardee’s Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of any Performance Awards shall be forfeited by the awardee; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Awards that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the awardee’s employment is terminated by reason of death or Disability) with respect to any or all of such awardee’s Performance Awards.

(iii) [Reserved]

(iv) At the expiration of the applicable Award Cycle, the Committee shall evaluate the Company’s performance in light of any Performance Goals and other conditions for a Performance Award. In the case of Qualified Performance-Based Awards, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Award Cycle have been achieved and, if so, shall determine and certify in writing the number of shares of Common Stock or the amount of cash or both, that has been earned by the awardee. The Company shall then cause to be delivered to the awardee the earned cash amount or the number of shares, as appropriate; provided, however, that any Performance Award that may be settled by the issuance of shares of Common Stock may, in the discretion of the Committee, be settled by the payment of cash equal to the Fair Market Value of such number of shares of Common Stock.

(v) In determining the actual amount of an individual awardee’s Performance Award for an Award Cycle, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the Award Cycle through the use of negative discretion if, in its sole discretion, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as otherwise provided in the Plan, to (A) grant or provide payment in respect of a Performance Award for an Award Cycle if the Performance Goal(s) for such Award Cycle have not been attained; or (B) increase a Performance Award above the applicable limitations set forth in Section 7(b)(vii) of the Plan.

(vi) Except to the extent otherwise provided in the Performance Award Agreement (or other governing document), Performance Awards granted for an Award Cycle shall be paid as soon as administratively practicable following completion of the Award Cycle and, to the extent applicable, the certification required by Section 7(iv) and no later than March 15 of the year following the year in which the Award Cycle ends.

(vii) Each Award shall, unless otherwise documented by the Committee, be confirmed by, and be subject to, the terms of a written agreement (a “Performance Award Agreement”).

[(viii) Notwithstanding any provision contained in this Plan to the contrary, the maximum Qualified Performance-Based Award payable to any one awardee under the Plan for an Award Cycle is 1,000,000 shares of Common Stock or, in the event such Qualified Performance-Based Award is paid in cash with reference to shares of Common Stock, the equivalent cash value thereof on the first or last day of the Award Cycle to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any awardee pursuant to a cash bonus Award that is determined without reference to shares of Common Stock shall be $10,000,000. Furthermore, any Qualified Performance-Based Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Qualified Performance-Based Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee; or (B) with respect to a Qualified Performance-Based Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.]

SECTION 8. [Reserved]

SECTION 9. Other Stock-Based Awards

Awards not described in Sections 5, 6 or 7 above that constitute grants or awards of Common Stock or other grants or awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, restricted shares of Common Stock, dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan. The Committee may, in its sole discretion, prescribe such conditions or restrictions (including the attainment of Performance Goals and/or other restrictions designed to satisfy the Section 162(m) Exemption) for the vesting or settlement of any such other Awards described in this Section as it may deem advisable.

SECTION 10. Change in Control Provisions

(a) Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, the Committee may provide in the terms of any grant that in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(ii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as is practicable.

(b) Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) A complete liquidation or dissolution of the Company.

(c) Change in Control Price.  For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NYSE during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined at the sole discretion of the Board.

SECTION 11. Term, Amendment and Termination

The Plan will terminate on the day before the annual meeting of stockholders to be held in calendar year 2021; provided, however, that no Incentive Stock Option may be granted under the Plan after the day before the tenth anniversary of the stockholders’ approval of the amendment and restatement of the Plan at the annual meeting held on May 12, 2011. Under the Plan, Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation

Right, Performance Award or other stock-based Award theretofore granted without the optionee’s or recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the requisite approval of the Company’s stockholders if such amendment has the effect of changing the number of shares of Common Stock available for issuance under the Plan (other than changes or adjustments provided for in Section 3) or changing the identity of persons eligible to receive Awards or to the extent such approval is required by applicable law or stock exchange rules, including, without limitation, any law governing the Section 162(m) Exemption or the qualification of Incentive Stock Options under Section 422 of the Code.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award or any other Award intended to comply with the Section 162(m) Exemption to cease to qualify for such exemption or impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules. Stockholder approval shall be required for any Committee action that is subject to such approval as described in Section 2(e).

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 12. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

SECTION 13. General Provisions

(a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(2) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the recipient of an Award for federal income tax purposes with respect to any Award under the Plan, the awardee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes (or other amounts) of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the awardee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) The Committee shall establish such procedures as it deems appropriate for an awardee to designate a beneficiary to whom any amounts payable in the event of the awardee’s death are to be paid or by whom any rights of the awardee, after the awardee’s death, may be exercised.

(f) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

(g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(h) Except as otherwise provided in Section 5(g) or 6(b)(iii) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(i) In the event an Award is granted to an Eligible Awardee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

(j) The Committee may, in its sole discretion, permit an awardee to elect to further defer receipt of cash or shares of Common Stock in settlement of a Performance Award until a specified date or until a specified event described in Section 409A(a)(2) of the Code, under such terms as the Committee may determine and in accordance with the requirements of Code Section 409A and the regulations issued thereunder. No such election in the case of a Qualified Performance-Based Award may cause the Award to fail to qualify for the Section 162(m) Exemption.

(k) If so determined by the Committee, the provisions of the Plan regarding Performance Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to qualify for the Section 162(m) Exemption. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

SECTION 14. Effective Date of Plan

The Plan shall be effective as of the Effective Date. The foregoing notwithstanding, no issuance of shares or settlement of any Award or other payment of compensation under the Plan may occur until shareholder approval of the Plan.

SECTION 15. Director Equity Grants

(a) Each director of the Company who is not otherwise an employee of the Company or any of its Subsidiaries or Affiliates, shall on the first day after his or her first election as a director of the Company automatically be granted

50,000 Nonqualified Stock Options to purchase Common Stock having an exercise price of 100% of Fair Market Value of the Common Stock on the Date of Grant of such Nonqualified Stock Option.

(b) Annually thereafter each such non-employee director shall be granted such Award, if any, as provided by the Company’s policy regarding the compensation of non-employee directors as approved from time to time by the Compensation Committee and the full Board.

(c) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on the date specified in Section 15(a), then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

(d) Each holder of a Stock Option granted pursuant to this Section 15 shall also have the rights specified in Section 5(m). Except as expressly provided in this Section 15, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

Appendix B

CBIZ, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of May 12, 2011)

1.	Purpose of the Plan.

This Plan amends and restates the CBIZ, Inc. 2007 Employee Stock Purchase Plan originally adopted by the Board on February 8, 2007 and approved by the Company’s shareholders on May 17, 2007. The purpose of the Plan is to provide employees of the Company, any Parent and its Participating Subsidiaries with an opportunity to purchase shares of Common Stock through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

2.	Definitions.

(a) “Administrator” means the Board or any committee of the Board that the Board has designated to administer the Plan.

(b) “Board” means the Company’s Board of Directors.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d) “Change in Control” means the occurrence of any of the following:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii) A change in the composition of the Board such that the individuals who, as of the original effective date of the Plan, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the original effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company

Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The complete liquidation or dissolution of the Company.

(e) “Common Stock” means the common shares, $.01 par value, of the Company.

(f) “Company” means CBIZ Inc., a Delaware corporation.

(g) “Compensation” means regular salary payments, annual and quarterly performance bonuses, hire-on bonuses, cash recognition awards, commissions, overtime pay, shift premiums, and elective contributions by the Participant to qualified employee benefit plans, but excludes all other payments including, without limitation, long-term disability or workers’ compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards.

(h) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that the leave is for a period of not more than three (3) months, unless reemployment upon the expiration of such leave is provided by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or (iv) transfers between locations of the Company or between the Company and its Participating Subsidiaries.

(i) “Employee” means any individual who is an employee of the Company, any Parent or any Subsidiary within the meaning of Section 3401(c) of the Code and the Treasury Regulations thereunder, except the following:

(i) employees who would, upon enrollment in a Purchase Period, own directly or indirectly (including options or rights to acquire stock, whether or not vested or exercisable), possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, any Parent or any Subsidiary; and

(ii) employees who are customarily employed by the Company, any Parent, or any Subsidiary twenty (20) hours or less per week or no more than five (5) months in any calendar year.

(iii) employees who have not had Continuous Status as an Employee for at least ninety (90) days before the Grant Date.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Expiration Date” means the last day of a Purchase Period which shall be the fifteenth (15th) day of each calendar month, or such other day as the Administrator may determine. In any event, the Expiration Date shall not be more than twenty-seven (27) months after the Grant Date.

(l) “Fair Market Value” means, except as otherwise provided by the Administrator, as of any given date, the closing per-share sales price for the shares on any national securities exchange (including Nasdaq) listing the Company’s Common Stock for the immediately preceding date, or if the shares of Common Stock were not traded on such national securities exchange on such date, then on the next preceding date on which such shares of Common Stock were traded, all as reported by such source as the Administrator may select.

(m) “Grant Date” means the first business day of each Purchase Period of the Plan.

(n) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o) “Participant” means an Employee who (i) has become a participant in the Plan pursuant to Section 6 and (ii) has not ceased to be a participant pursuant to Section 10.

(p) “Participating Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time as eligible to participate under the Plan.

(q) “Plan” means the CBIZ, Inc. 2007 Employee Stock Purchase Plan, as amended from time to time, a plan intended to qualify under Section 423 of the Code.

(r) “Purchase Period” means the period beginning on the Grant Date and ending on the Expiration Date. The Purchase Period shall not exceed twenty-seven (27) months from the Grant Date.

(s) “Purchase Right” means the right to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Administrator as provided hereunder.

(t) “Subsidiary” means any corporation described in Section 424(f) of the Code.

3.	Administration of the Plan.

The Administrator shall administer the Plan. The Administrator shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. Decisions of the Administrator shall be final, conclusive and binding upon all parties, including the Company, its shareholders, any Parent, any Subsidiary and their respective Employees. The Administrator may in its sole discretion determine from time to time that the Company shall permit the purchase of shares of Common Stock under the Plan by all of the then-eligible Employees, provided, however, that it shall be under no obligation to do so.

4.	Participation in the Plan.

(a) The individuals who shall be eligible to purchase shares of Common Stock under the Plan shall be all Employees of the Company, any Parent or any Participating Subsidiary who are so employed by the Company, any Parent or Participating Subsidiary on the Grant Date of the Purchase Period; provided, however, that no individual shall be eligible to effect a purchase at any time if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of Common Stock of the Company, any Parent and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

(b) The Administrator may determine, as to any Purchase Period under this Plan, that the offering will exclude highly compensated Employees within the meaning of Section 414(q) of the Code with Compensation above a certain level or who are officers subject to the disclosure requirements of Section 16(a) of the Exchange Act; provided, that, the exclusion is applied in an identical manner to all highly compensated Employees of the Company, Parent, and every Subsidiary whose Employees are granted Purchase Rights with respect to the Purchase Period.

5.	Shares of Common Stock Reserved for Plan.

(a) The total number of shares of Common Stock which may be purchased under the Plan shall not exceed in the aggregate 2,000,000 shares. Such shares shall be shares that the Company has reacquired in the open market or otherwise for purposes of the Plan or which are otherwise held in treasury.

(b) In the event of a subdivision or combination of the shares of Common Stock, (i) the maximum number of shares of Common Stock which may thereafter be issued and sold under the Plan and the number of shares of Common Stock under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, (ii) the terms relating to the price at which shares of Common Stock under elections to purchase will be sold will be appropriately adjusted, and (iii) such other action will be taken as in the opinion of the Administrator is appropriate under the circumstances. In the case of reclassification or other changes in the shares of Common Stock, the Administrator will make appropriate adjustments.

(c) The number of shares of Common Stock which a Participant may purchase in an offering under the Plan may be reduced in the event the offering is over-subscribed. No Purchase Right granted to an Employee in an offering under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such offering, would exceed the total number of shares of Common Stock remaining available under the Plan on the Grant Date of such Purchase Period. As of the close of business on the Expiration Date, the number of shares of Common Stock which all Participants have elected to purchase under outstanding elections shall be counted. If the total number of shares of Common Stock which all Participants in the Plan have elected to purchase under outstanding elections in the offering exceeds the number of shares of Common Stock remaining available under the Plan, the number of shares of Common Stock for which each such outstanding election is effective shall be reduced on a pro rata basis, and the total number of shares of Common Stock which may be purchased pursuant to all such outstanding elections shall not exceed the total number of shares of Common Stock remaining available under the Plan.

(d) All shares of Common Stock available to be sold in any offering under the Plan in excess of the total number of shares of Common Stock purchased by Participants in any such offering shall continue to be reserved for this Plan and shall be available for inclusion in any subsequent offering under the Plan.

6.	Number of Shares of Common Stock That an Employee May Purchase.

(a) An eligible Employee may elect to purchase through payroll deductions during a Purchase Period a number of whole shares of Common Stock determined by the Administrator from time to time. No fractional shares will be issued.

(b) The number of whole shares of Common Stock that a Participant may purchase on the Expiration Date shall be determined by dividing the Participant’s contributions accumulated during the Purchase Period and retained in the Participant’s account as of the Expiration Date, plus any supplemental purchase amount permitted pursuant to Section 8(d) hereof, by the applicable purchase price; provided, however, that the purchase shall be subject to the limitations set forth in this Section 6.

(c) The Company reserves the right to limit the maximum number of shares of Common Stock which a Participant may purchase, provided that the limit will be determined on the basis of a uniform relationship to all Participants’ basic or regular rate of Compensation, or will be a fixed maximum number of shares of Common Stock that any Participant may purchase under the Plan.

(d) Notwithstanding the foregoing provisions of the Plan, the maximum number of shares of Common Stock that a Participant may purchase during each Purchase Period shall be 5,000 shares of Common Stock (subject to the limitations set forth herein). In addition to the limits on a Participant’s participation in the Plan set forth herein, the Administrator in its sole discretion may establish new or change existing limits on the number of shares of Common Stock a Participant may elect to purchase with respect to any Purchase Period if such limit is announced prior to the beginning of the first Purchase Period to be affected.

(e) Notwithstanding the foregoing provisions of the Plan, no eligible Employee may be granted a Purchase Right to the extent that his or her rights to purchase shares of Common Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company, its Parents and Subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time the Purchase Right is granted) for each calendar year in which the Purchase Right is outstanding at any time. The right to purchase shares of Common Stock generally under an employee stock purchase plan accrues when the right first becomes exercisable during the calendar year. A Purchase Right under the Plan is considered to accrue on the Expiration Date for the applicable Purchase Period.

7.	Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement and any other required documents provided by the Company and submitting them in the form and manner designated by the Company.

(b) Unless otherwise determined by the Company, payroll deductions in respect of a Purchase Period shall commence on the first full payroll period beginning on or after the Grant Date and shall end on the last payroll period ending prior to the Expiration Date, unless sooner terminated by the Participant as provided in Section 10.

(c) At the termination of each Purchase Period, each Participant who continues to be eligible to participate in the Plan shall be automatically re-enrolled in the next offering, unless the Participant has withdrawn from the Plan in accordance with Section 10 hereof or is otherwise ineligible to participate in the next offering. Upon a termination of the Plan as a whole, any amount remaining in a Participant’s account shall be refunded to him or her as soon as practicable thereafter.

(d) The Company may require Employees to complete and submit a new subscription agreement at any time it deems necessary or desirable to facilitate Plan administration (including during the Purchase Period to which the subscription agreement relates) or for any other reason.

8.	Method of Payment of Contributions.

(a) A Participant shall elect to have payroll deductions made on each payday during the Purchase Period in whole dollar amounts of at least twenty-five dollars ($25) per Purchase Period, or such other nominal minimum amount as the Administrator may determine. All payroll deductions made by a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account, except as the Administrator may permit pursuant to Section 8(d) hereof. A Participant’s subscription agreement will remain in effect for successive Purchase Periods unless terminated as provided in Section 10 or 8(c) hereof.

(b) A Participant may discontinue his or her participation in the Plan as provided in Section 10, or, subject to the limitation in Section 6(e), may increase or decrease the rate of his or her payroll deductions during the Purchase Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Expiration Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only make one payroll deduction change during each Purchase Period. If a participant has not followed the procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (unless terminated as provided in Section 10 or 8(c)). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Purchase Period. Any change in payroll deduction rate made pursuant to this Section 6(b) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(c), (d), and (e) hereof, the Company may cause a Participant’s payroll deductions to be decreased in respect of a Purchase Period to as low as zero dollars ($0.00).

(d) The Administrator may, in its discretion, permit a Participant to purchase shares of Common Stock on the Expiration Date of any Purchase Period, in accordance with procedures established by the Administrator, through payment by check or money order (a “supplemental purchase”). Each such supplemental purchase shall be for a minimum of one hundred dollars ($100), to a maximum of the limitation in Section 6(e) above reduced by the amount of the Participant’s payroll deductions, if any, for such Purchase Period.

9.	Exercise of Purchase Rights.

Unless a Participant withdraws from the Plan as provided in Section 10, his or her right to purchase shares of Common Stock in any Purchase Period will be exercised automatically on each Expiration Date, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in his or her account. Notwithstanding anything herein to the contrary, the maximum amount that may be applied to purchase shares of Common Stock during any calendar year shall not in the aggregate exceed the amount required to purchase shares with a Fair Market Value, determined at the Grant Date, equal to twenty-five thousand dollars ($25,000).

10.	Voluntary Withdrawals; Termination of Employment.

(a) A Participant may withdraw all but not less than all of the contributions credited to his or her account under the Plan at any time prior to the Expiration Date of a Purchase Period by notifying the Company in the form and manner designated by the Company. All of the Participant’s contributions credited to his or her account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then-current Purchase Period will be automatically terminated, and no further contributions for the purchase of shares of Common Stock will be permitted or made during that Purchase Period.

(b) Upon termination of the Participant’s Continuous Status as an Employee prior to the Expiration Date of a Purchase Period for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Participant’s estate, and his or her Purchase Right will be automatically terminated.

(c) A Participant’s withdrawal during a Purchase Period will not have any effect upon his or her eligibility to participate in a succeeding Purchase Period or in any similar plan that may thereafter be adopted by the Company.

11.	Terms and Conditions.

(a) General.  The purchase terms of a Purchase Period shall be in the form as the Administrator shall from time to time approve, and shall contain such terms and conditions as the Administrator shall prescribe which are not inconsistent with the Plan.

(b) Purchase Price.  The Administrator shall establish the purchase price per share of Common Stock for each Purchase Period but in no event will the purchase price per share of Common Stock be less than eighty-five (85%) of the Fair Market Value of a share of Common Stock on the Expiration Date.

(c) Term.  Each Purchase Period shall commence on the Grant Date and terminate, subject to earlier termination by the Administrator, on the Expiration Date. Notwithstanding the foregoing, unless otherwise determined by the Administrator, a Purchase Period shall have a Grant Date coincident with the first day of a payroll period and an Expiration Date coincident with the last day of such payroll period. Purchase Periods may be consecutive or overlapping, at the Administrator’s sole discretion, and the terms of each Purchase Period need not be identical.

(d) Employee’s Purchase Directions.  At the conclusion of the Purchase Period, each Participant shall purchase all of the whole shares purchasable in such Purchase Period with the contributions credited to such Employee’s account unless such Employee notifies the Company, in the manner provided for by the Administrator and as set forth in Section 10, that the Employee does not desire to purchase any of such shares.

(e) Resale Restrictions.  Unless waived by the Company under the Plan, or as otherwise determined by the Company, no shares of Common Stock purchased under the Plan may be sold, hypothecated or otherwise transferred until one year after the date of purchase other than by will, by the laws of descent and distribution, by transfer to a trust where under Section 671 of the Code and other applicable laws the Participant is considered the sole beneficial owner of such shares while it is held in trust, or by transfer to a testamentary trust in which members of the Participant’s Immediate Family have a beneficial interest of more than 50% and that provides that such shares are to be transferred to the beneficiaries upon the Participant’s death, and each share certificate shall bear notice of such restriction. For purposes of this paragraph, “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee). All resale restrictions shall lapse upon a tender offer initiated by the Company or upon a Change in Control.

(f) Assignability.  No rights hereunder shall be assignable or transferable.

(g) Employee’s Agreement.  If, at the time of the purchase of shares of Common Stock on the applicable Expiration Date, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant purchasing such shares agrees that such Participant will purchase such shares for investment and not with any present intention to resell the same, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares of Common Stock purchased pursuant to the Plan.

(h) Rights as a Shareholder.  A Participant who has been granted one or more Purchase Rights hereunder shall have no rights as a shareholder with respect to the shares of Common Stock covered by any such Purchase Rights until the date of the issuance of the shares to the Participant. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

(i) Interest.  No interest shall accrue on payroll deductions made under or pursuant to the Plan or during any Purchase Period.

12.	Term of Plan. No Purchase Rights shall be granted under the Plan after June 30, 2017.

13.	Amendments.

The Plan is wholly discretionary in nature. As such, the Board may, in its sole discretion, from time to time alter, amend, suspend, or discontinue the Plan or alter or amend any and all Purchase Rights or terminate any Purchase Period; provided, however, that no such action of the Board may, without the approval of the shareholders, make any amendment for which shareholder approval is necessary to comply with any tax or regulatory requirement with which the Administrator has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section 13 relating to shareholder approval, the Administrator may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder. Further, in the event the Administrator determines that the ongoing operation of the Plan may result in any unfavorable financial accounting consequence, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate any such accounting consequence.

14.	Application of Funds.

The proceeds received by the Company from the sale of the shares of Common Stock under the Plan will be used for general corporate purposes.

15.	Governing Law.

The Plan and the purchase of shares of Common Stock under the Plan shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its choice of law rules.

16.	Additional Restrictions of Rule 16b-3.

The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 thereunder. The Plan shall be deemed to contain, all Purchase Rights shall contain, and the shares of

Common Stock issued upon exercise of Purchase Rights shall be subject to, such additional conditions and restrictions as may be required by such Rule 16b-3 to qualify for the maximum exemption from such Section 16 with respect to Plan transactions.

17.  Employment Issues.  Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Administrator, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Company or a Participating Subsidiary for any period of specific duration, and does not affect any right the Company or a Participating Subsidiary may have to terminate such person’s employment at any time, with or without cause (provided this is in accordance with applicable laws). Under no circumstances will any Employee ceasing to be an employee be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

18.  Effective Date.

This amendment and restatement of the Plan shall be effective May 12, 2011, the date of its adoption by the Board and approval of CBIZ shareholders at the 2011 Annual Meeting. The original effective date of the Plan was August 2, 2007.

19.	Execution.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has executed this amendment and restatement of the CBIZ, Inc. 2007 Employee Stock Purchase Plan this   day of May, 2011.

CBIZ, INC.

By:

Its:

Appendix C

CERTIFICATE OF AMENDMENT OF THE AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION OF CBIZ, INC.

CBIZ, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:  That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

A. The text of ARTICLE FOUR of the Amended and Restated Certificate of Incorporation of the Corporation shall be deleted in its entirety and be replaced as follows:

“The total number of shares of all classes of stock (the “Capital Stock”) which the Corporation shall have the authority to issue is 255,000,000, of which:

(a) 250,000,000 shall be shares of Common Stock, at a par value of $0.01 per share (the “Common Stock”); and

(b) 5,000,000 shall be shares of Preferred Stock, at a par value of $1.00 per share (the “Preferred Stock”).

Shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors.

At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue, sell or transfer any shares of its Common Stock, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its Common Stock acquired by it after the issue thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the Common Stock of the Corporation within such period of time, or without limit as to time, for such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the Common Stock of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares, rights, warrants or options so issued, sold or transferred shall be such as shall be fixed from time to time by the Board of Directors. To the extent permitted by law, the Board of Directors may authorize 1 or more officers of the Corporation to do 1 or both of the following: (i) designate officers and employees of the Corporation or of any of its subsidiaries to be recipients of such rights, warrants or options created by the Corporation, and (ii) determine the number of such rights, warrants or options to be received by such officers and employees.

Shares of Preferred Stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be fixed in the resolution or resolutions providing for the creation of such series adopted by the Board of Directors and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the General Corporation Law of the State of Delaware (the “Act”), and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The terms “Certificate of Incorporation” and “Certificate”, as used in this Amended and Restated Certificate of Incorporation, shall include any Preferred Stock Designation.

C-1

Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Act.

Each holder of shares of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by law or this Certificate of Incorporation, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the Act. If this Certificate of Incorporation provides for more or less than 1 vote for any share, on any matter, every reference in this Certificate of Incorporation to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares.”

B. The text of ARTICLE SIX of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by (i) striking the first word of the second sentence thereof and replacing it with “Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the” and (ii) adding to the third sentence thereof, between the words “directors” and “shall”, “, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, ” .

C. The text of ARTICLE TEN of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by (i) striking the term “Common Stock” in the first sentence thereof and replacing it with “Capital Stock” and (ii) striking the first word of the second sentence thereof and replacing it with “Subject to the rights of the holders of any series of Preferred Stock, no”.

SECOND:  That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be signed by its duly authorized officer, this   day of          , 2011.

CBIZ, Inc.

By:
Name:
Title:

C-2

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 12, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/cbiz • Follow the steps outlined on the secured website.

Vote by telephone
     •  Call toll free 1-800-652-VOTE (8683) within the USA,
         US territories & Canada any time on a touch tone
         telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.
☒
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card - Common and Retirement Savings Plan

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 5, 6, 7 and 8 and 1 Year on Proposal 4.
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1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Joseph S. DiMartino	☐	☐	☐	02 - Richard C. Rochon	☐	☐	☐	03 - Donald V. Weir	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. Ratification of KPMG, LLP as CBIZ’s independent registered public accounting firm.		☐	☐	☐	3. Say on Pay—An advisory vote on the approval of executive compensation.	☐	☐	☐
	1 Yr	2 Yrs	3 Yrs	Abstain
4. Say When on Pay—An advisory vote on the approval of the frequency of stockholder votes on executive compensation.	☐	☐	☐	☐	5. Approval of the amendment and restatement of the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan.	☐	☐	☐
		For	Against	Abstain
6. Approval of the amendment and restatement of the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan.		☐	☐	☐	7. Amendment of the Company’s Amended and Restated Certificate of Incorporation to authorize up to 5,000,000 shares of preferred stock with a par value of $1.00 per share.	☐	☐	☐

8. Upon such other business as may properly come before said meeting, or any adjournment thereof.		☐	☐	☐
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign EXACTLY as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — CBIZ, Inc. - Common and Retirement Savings Plan
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2011 Annual Meeting
Park Center Plaza II
6150 Oak Tree Boulevard South, Lower Level
Cleveland, Ohio 44131
Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2011
Rick L. Burdick and Benaree Pratt Wiley, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CBIZ, Inc. to be held on May 12, 2011, or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election as directors of Joseph S. DiMartino, Richard C. Rochon, and Donald V. Weir, FOR ratification of KPMG LLP as CBIZ’s independent registered public accounting firm, FOR the executive compensation practices of the Company as disclosed in this proxy statement, FOR an annual advisory vote on executive compensation, FOR the amendment and restatement of the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan, FOR the amendment and restatement of the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, FOR the amendment of the Company’s Amended and Restated Certificate of Incorporation to permit the issuance of preferred stock.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)

C Non-Voting Items
Change of Address — Please print new address below.

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